KNIGHT TRANSPORTATION, INC.
5601 West Buckeye Road
Phoenix, Arizona 85043
__________________________

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 21, 2005
__________________________

To our Shareholders:

You are cordially invited to attend a Special Meeting of Shareholders (the "Special Meeting") of KNIGHT TRANSPORTATION, INC. (the "Company") to be held at 8:30 A.M., local Phoenix time, on December 21, 2005, at the offices of Ryley, Carlock & Applewhite, Phelps Dodge Tower, One North Central Avenue, Suite 1200, Phoenix, Arizona 85004. The purposes of the Special Meeting are:

1.	To consider and vote upon a proposal to approve the Company's 2005 Executive Cash Bonus Plan, to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code");

2.
To consider and vote upon a proposal to approve an amendment to the Company's 2003 Stock Option Plan (the "2003 Plan") to comply with Section 162(m) of the Code, and to approve and ratify the Company's Amended and Restated 2003 Stock Option Plan, which incorporates all prior amendments to the 2003 Plan; and

3.	To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on November 25, 2005, as the record date for determining those shareholders who are entitled to receive notice of and vote at the Special Meeting or any adjournment of that meeting. Shares of the Company's Common Stock can be voted at the Special Meeting only if the holder is present at the Special Meeting in person or by valid proxy.

YOUR VOTE IS IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, YOU ARE REQUESTED TO PROMPTLY DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors,
/s/ Timothy M. Kohl
Timothy M. Kohl Secretary
Phoenix, Arizona
November 29, 2005

KNIGHT TRANSPORTATION, INC.
5601 West Buckeye Road
Phoenix, Arizona 85043
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PROXY STATEMENT
FOR SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 21, 2005
______________________________

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies from the shareholders of Knight Transportation, Inc. (the "Company") to be voted at the Special Meeting of Shareholders (the "Special Meeting") to be held on December 21, 2005. THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. If not otherwise specified, all proxies received pursuant to this solicitation will be voted (i) FOR approval of the Company's 2005 Executive Cash Bonus Plan; (ii) FOR approval of the amendment to the Company's 2003 Stock Option Plan (the "2003 Plan") and approval and ratification of the Company's Amended and Restated 2003 Stock Option Plan, which incorporates all prior amendments to the 2003 Plan; and (iii) with respect to any other matters properly brought before the Special Meeting, in accordance with the recommendations of the Board of Directors, or, if no recommendations are given, in accordance with the judgment of the proxy holders.

This Proxy Statement, the proxy card, and our Annual Report were first mailed on or about November 29, 2005, to shareholders of record at the close of business on November 25, 2005 (the "Record Date").

The terms "we," "our," "us," or the "Company" refer to Knight Transportation, Inc. and its subsidiaries.

Voting Rights

Only holders of record of our Common Stock, par value $0.01 per share ("Common Stock"), at the close of business on the Record Date are entitled to vote at the Special Meeting, either in person or by valid proxy. Shareholders are entitled to one vote for each share held of record on each matter of business to be considered at the Special Meeting. As of the Record Date, there were approximately 57,088,590 shares of our Common Stock issued and outstanding. Votes cast at the Special Meeting will be tabulated by the Inspector of Elections and the results of all items voted upon will be announced at the Special Meeting.

Quorum Requirement

In order to transact business at the Special Meeting, a quorum must be present. A quorum is present if a majority of the issued and outstanding shares of Common Stock as of the Record Date are represented at the Special Meeting in person or by proxy. Shares that are entitled to vote but that are not voted at the direction of the holder (called "abstentions") and shares that are not voted by a broker or other record holder due to the absence of instructions from the beneficial owner (called "broker non-votes") will be counted for the purpose of determining whether a quorum is present.

Required Vote

Approval of the matters submitted to shareholders for consideration and action at the Special Meeting requires that the number of votes cast for the matter exceeds the number of votes cast against the matter. Except for purposes of determining the presence of a quorum, abstentions and broker non-votes will be disregarded in determining whether a matter has been approved. In other words, abstentions and broker non-votes will neither be counted as votes for nor as votes against a matter.

Right To Attend Special Meeting; Revocation of Proxy

Returning a proxy card now will not interfere with your right to attend the Special Meeting or to vote your shares personally at the Special Meeting, if you wish to do so. Shareholders who execute and return proxies may revoke them at any time before they are exercised by giving written notice to the Secretary of the Company at our address, by executing a subsequent proxy and delivering it to the Secretary of the Company, or by attending the Special Meeting and voting in person.

Costs of Solicitation

We will bear the cost of solicitation of proxies, which we expect to be nominal, and which will include reimbursements for the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding Common Stock. Proxies will be solicited by mail, and may be solicited personally by directors, officers, or our employees, who will not receive any additional compensation for any such services.

How To Read this Proxy Statement

This Proxy Statement contains the proposals to be considered by shareholders at the Special Meeting, as well as important information concerning, among other things, the stock ownership of management and other large shareholders and executive compensation.  Each shareholder should read this information before completing and returning the enclosed proxy card.

Note on Certain Information Presented for Periods Ended December 31, 2004

Under the rules and regulations promulgated by the Securities and Exchange Commission (the "SEC"), certain information included in this Proxy Statement is required to be presented for periods ended December 31, 2004. Information required to be presented for these periods is included under the headings "Executive Compensation" and "Stock Performance Graph." Since December 31, 2004, a number of changes discussed elsewhere in this Proxy Statement have occurred with respect to information presented under these headings. Many of these changes are discussed in this Proxy Statement under the headings "Introductory Note," "Proposal No. 1 - Approval of 2005 Executive Cash Bonus Plan in Accordance with Section 162(m) of the Internal Revenue Code," and "Proposal No. 2 - Approval of Amendment to 2003 Stock Option Plan and Approval and Ratification of the Company's Amended and Restated 2003 Stock Option Plan."

You should read all information contained in this Proxy Statement with the understanding that any information presented for periods ended December 31, 2004 is included in order to comply with the rules and regulations of the SEC and has not been updated, except as required by those rules and regulations. All information for periods ending December 31, 2004, should also be read together with the more current information included under the headings "Introductory Note," "Proposal No. 1 - Approval of 2005 Executive Cash Bonus Plan in Accordance with Section 162(m) of the Internal Revenue Code," and "Proposal No. 2 - Approval of Amendment to 2003 Stock Option Plan and Approval and Ratification of the Company's Amended and Restated 2003 Stock Option Plan."

INTRODUCTORY NOTE

In July 2005, a specially constituted Compensation Committee (the "Compensation Committee" or the "Committee") of the Board of Directors of the Company, composed exclusively of outside directors (as required by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code")) engaged Frederic W. Cook & Co., Inc. as an independent compensation consultant to assist the Compensation Committee in establishing a compensation package for Kevin P. Knight, the Company's Chairman of the Board and Chief Executive Officer. Mark Scudder, a member of the Company's standing Compensation Committee, recused himself from the consideration of these compensation matters, as discussed below in "Compensation Committee Interlocks and Insider Participation."

On August 19, 2005, after receiving the consultant's report, the Compensation Committee approved the following compensation package for Mr. Knight:

•	An annual salary of $540,000, effective as of August 19, 2005;

•
A cash bonus for performance during 2005 of up to sixty percent (60%) of base salary, with the actual bonus dependent on the extent of achievement of performance criteria related to revenue and earnings per share growth and the success of certain specified divisions of the Company;

•
A one-time grant of an option to purchase 500,000 shares of the Company's common stock at an exercise price equal to the closing price of the Company's stock on the date of grant, with the option vesting immediately and remaining exercisable for a term of ten (10) years after the date of the grant;

•	A travel allowance, which will be determined annually by the Committee and which for 2005 was fixed at $150,000, effective August 3, 2005, and prorated for the balance of 2005; and

•	Participation in all benefit programs made available by the Company to its most senior executives.

    The one-time option grant was made in recognition of Mr. Knight's past services and reflected the Compensation Committee's determination that Mr. Knight's compensation package in the past has been lower than was warranted by the Company's performance, trucking industry practices, and the practices followed by growth companies in other industries.

The Compensation Committee also adopted a policy that any annual stock option granted to the Company's Chief Executive Officer for years after 2005 will fall within a range of 150% to 250% of the next highest annual stock option award made to the Company's senior executives, excluding the Chairman and Chief Executive Officer.

Based in part on the consultant's report, the Compensation Committee concluded that this compensation package was competitive and reasonable in light of trucking industry practices and the practices followed by growth companies in other industries.

In connection with the approval of the compensation package, the Compensation Committee approved the following two items and directed that they be submitted for approval by the Company's shareholders at the Special Meeting: (1) the Company's 2005 Executive Cash Bonus Plan, and (2) an amendment to the Company's 2003 Stock Option Plan to limit the maximum number of shares of stock issuable in respect of stock grants that may be awarded to any participant in any calendar year. As described in more detail below, shareholder approval of these two items will allow certain compensation paid to the Company's executive officers to be deductible for tax purposes in years after 2005, in compliance with Section 162(m) of the Code.

Other than the 500,000-share stock option grant awarded to Kevin P. Knight, which will be void if the amendment to the Company's 2003 Stock Option Plan is not approved by the shareholders, all other components of the compensation package approved by the Compensation Committee for Mr. Knight will go into effect regardless of whether the items to be presented at the Special Meeting are approved by the Company's shareholders. If, however, the items that are presented at the Special Meeting are not approved by the Company's shareholders, the requirements of Section 162(m) will not be satisfied. In that event, as described in more detail below, certain compensation paid to the Company's executive officers will not be deductible by the Company for tax purposes in years after 2005.

PROPOSAL NO. 1 - APPROVAL OF 2005 EXECUTIVE CASH BONUS PLAN IN ACCORDANCE WITH SECTION 162(m) OF THE INTERNAL REVENUE CODE

Background

Under Section 162(m) of the Code, the Company's federal income tax deductions for certain compensation paid to designated executives is limited to $1 million per taxable year. Section 162(m) denies to a publicly held corporation a deduction, in determining its taxable income, for "covered compensation" in excess of $1 million paid in any taxable year to those individuals who, at the end of the taxable year, are "covered employees" (defined to mean the Company's Chief Executive Officer and other Company employees whose total compensation for the taxable year is required to be reported to shareholders under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by reason of such employees being among the four highest compensated officers for the taxable year, other than the Chief Executive Officer). "Covered compensation" does not include amounts payable upon the attainment of performance goals established by a committee of outside directors if the material terms of the performance goals are approved by the Company's shareholders.

On August 19, 2005, the Compensation Committee of the Company's Board of Directors (the "Committee"), composed entirely of outside directors as required by Section 162(m) of the Code, adopted the Knight Transportation, Inc. 2005 Executive Cash Bonus Plan (the "Cash Bonus Plan"). The Cash Bonus Plan is intended to provide annual incentives to certain senior executive officers in a manner designed to reinforce the Company's performance goals; to link a significant portion of participants' compensation to the achievement of such goals; and to continue to attract, motivate, and retain key executives on a competitive basis, while seeking to preserve for the benefit of the Company, to the extent practicable, the associated federal income tax deduction for payments of qualified "performance-based" compensation for years after 2005.

Under Section 162(m) of the Code, the Cash Bonus Plan must be submitted for shareholder approval in order to qualify bonuses paid under the Cash Bonus Plan for years after 2005 as "performance-based" and deductible to the Company for purposes of Section 162(m) of the Code. Upon receipt of shareholder approval, the Committee believes it will be able to pay cash bonuses for years after 2005 in a manner that qualifies as performance-based compensation under Section 162(m) of the Code. Because of the timing of the adoption of the Cash Bonus Plan, bonus payments made on the basis of the Company's performance in 2005 will not be able to qualify as "performance-based" under Section 162(m) of the Code.

The following description of the Cash Bonus Plan is qualified in its entirety by reference to the full text of such Cash Bonus Plan, which is attached hereto as Appendix A.

Summary of Cash Bonus Plan

Eligibility. For the remainder of 2005 (the "Initial Period") and for each year after 2005, the participants in the Cash Bonus Plan will be those key executives who are designated by the Committee to participate in the Cash Bonus Plan from time to time. The Committee reserves the right to establish alternative incentive compensation arrangements for otherwise eligible executives if it determines that it would be in the best interests of the Company and its shareholders to do so, even if the result is a loss of deductibility for certain compensation payments.

Business criteria upon which performance goals will be based. Specific performance goals for participating executives will be selected from among the business criteria described below. After the Initial Period, these goals must be established for each participant by the Committee prior to the 91st day of each performance period, but no later than the expiration of the first 25% of a performance period having a duration of less than one year for determining the participant's business criteria target.

Under the Cash Bonus Plan, the Committee must set one or more performance goals for each participant for the Initial Period and each subsequent year, or portion thereof, which goals shall be based on the attainment of specified levels of one or any variation or combination of the following: revenues (including, without limitation, measures such as revenue per mile (loaded or total) or revenue per tractor), net revenues, fuel surcharges, accounts receivable collection or days sales outstanding, measures based on the Company's "economic engine" identified from time-to-time in the Company's strategic plan, cost reductions and savings (or limits on cost increases), safety and claims (including, without limitation, measures such as accidents per million miles and number of significant accidents), operating income, operating ratio, income before taxes, net income, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted net income, earnings per share, adjusted earnings per share, stock price, working capital measures, return on assets, return on revenues, debt-to-equity or debt-to-capitalization (in each case with or without lease adjustment), productivity and efficiency measures (including, without limitation, measures such as driver turnover, trailer to tractor ratio, and tractor to non-driver ratio), cash position, return on shareholders' equity, return on invested capital, cash flow measures (including, without limitation, free cash flow), market share, shareholder return, economic value added, number of operations centers, number of new operations centers, or completion of acquisitions (either with or without specified size). In addition, the Committee may establish, as an additional performance measure, the attainment by a participant in the Cash Bonus Plan of one or more personal objectives and/or goals that the Committee deems appropriate, including but not limited to implementation of Company policies, negotiation of significant corporate transactions, development of long-term business goals or strategic plans for the Company, or the exercise of specific areas of managerial responsibility. The Committee will not have discretion to increase bonus amounts over the level determined by application of the performance goal formula(s) and will be required to certify, prior to payment, that the performance goals underlying the bonus payments have been satisfied. The performance goals set by the Committee may be expressed on an absolute and/or relative basis, and may include comparisons with the past performance of the Company (including one or more divisions thereof, if any) and/or the current or past performance of other companies.

The measures used in performance goals set under the Cash Bonus Plan shall be determined in a manner consistent with generally accepted accounting principles ("GAAP") and in a manner consistent with the methods of reporting used in the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, without regard, however, to special, unusual or non-recurring items or events, items related to the disposal or acquisition of a business or to changes in accounting principles or law, except as may otherwise be determined by the Committee. To the extent that any objective performance goals are expressed using any earnings or revenue-based measures that require deviations from GAAP, such deviations will be at the discretion of the Committee.

Benefits under the Cash Bonus Plan. In general, the benefits under the Cash Bonus Plan will consist of a cash bonus payable to participants provided the performance goals established by the Committee are met (and, if met, the extent to which such goals are met.) The bonus opportunity for each participant under the Cash Bonus Plan each performance period will be related by a specific formula to the participant's base salary at the start of such performance period, provided that the maximum bonus paid under the plan to any individual in respect of any year shall not exceed $2 million.

Administration of the Cash Bonus Plan. The Cash Bonus Plan will be administered by the Committee, which at all times shall be composed solely of at least two directors who are "outside directors" within the meaning of Section 162(m). All determinations of the Committee with respect to the Cash Bonus Plan will be in its discretion and be binding. The expenses of administering the Cash Bonus Plan will be borne by the Company.

Power to amend or terminate the Cash Bonus Plan. The Board of Directors may at any time terminate or suspend the Cash Bonus Plan or revise it in any respect, provided that (i) no amendment shall be made which would cause bonuses payable under the plan to fail to qualify for the exemption from the limitations of Section 162(m) of the Code and (ii) no such action shall adversely affect a participant's rights under the Cash Bonus Plan with respect to bonus arrangements agreed to by the Company and the participant, pursuant to a written agreement or otherwise, before the date of such action, without the consent of the participant.

New Plan Benefits

Because the Committee sets performance goals, targets, and related maximum bonus opportunities annually, future amounts payable under the Cash Bonus Plan are not determinable at this time. Actual amounts will depend on the size of the awards and on the Company's actual performance over the performance period of the awards.

On August 19, 2005, the Committee established performance-based bonus criteria for 2005 for certain of the Company's executive officers pursuant to the Cash Bonus Plan. Among the bonus criteria established were the following:

•
The Company's Chief Executive Officer will have the opportunity to earn a cash bonus of up to sixty percent (60%) of base salary, with the actual bonus dependent on the extent of achievement of performance criteria related to revenue and earnings per share ("EPS") growth and the success of certain specified divisions of the Company.

•
The Company's Vice Chairman will have the opportunity to earn a cash bonus of up to thirty percent (30%) of base salary, with the actual bonus dependent on the extent of achievement of performance criteria related to revenue and EPS growth, accounts receivable collection, days sales outstanding, and management development.

•
The Company's President will have the opportunity to earn an annual cash bonus of up to forty percent (40%) of base salary, with the actual bonus dependent on the extent of achievement of performance criteria related to revenue and EPS growth, the success of certain specified divisions of the Company, and improved safety.

•
The Company's Executive Vice President will have the opportunity to earn a cash bonus of up to thirty percent (30%) of base salary, with the actual bonus dependent on the extent of achievement of performance criteria related to revenue and EPS growth, accounts receivable collection, and days sales outstanding.

•
The Company's Executive Vice President - Sales will have the opportunity to earn a cash bonus of up to thirty percent (30%) of base salary, with the actual bonus dependent on the extent of achievement of performance criteria related to revenue and EPS growth, accounts receivable collection, and days sales outstanding.

•
The Company's Chief Financial Officer will have the opportunity to earn a cash bonus of up to thirty percent (30%) of base salary, with the actual bonus dependent on the extent of achievement of performance criteria related to revenue and EPS growth, accounts receivable collection, and days sales outstanding.

Actual amounts that will be paid to the Company's officers for 2005 pursuant to the Cash Bonus Plan will depend on the performance of the Company throughout 2005 and are not determinable at this time.

Reference is also made to the "Executive Compensation" section in this proxy statement for information concerning incentive-based bonus awards made under the Company's other existing long-term incentive plans.

Recommendation of the Board of Directors

The Board of Directors believes that it is in the best interests of the Company and its shareholders to approve and ratify the Cash Bonus Plan, in the form attached hereto as Appendix A, in order to attract, retain, and motivate key employees and in order to achieve maximum tax deductibility of the compensation costs associated with the Cash Bonus Plan for years after 2005. The affirmative vote of a majority of the shares of Common Stock voting on this proposal is required for approval of the Cash Bonus Plan. Under applicable regulations, if the Cash Bonus Plan is approved, it may remain in effect without further shareholder approval until the annual meeting of shareholders in 2010, unless shareholder approval is required prior thereto in connection with an amendment of the Cash Bonus Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE CASH BONUS PLAN.

PROPOSAL NO. 2 - APPROVAL OF AMENDMENT TO 2003 PLAN AND APPROVAL AND RATIFICATION OF THE COMPANY'S AMENDED AND RESTATED 2003 STOCK OPTION PLAN

Background

In February 2003, the Board of Directors adopted the Company's 2003 Stock Option Plan (the "2003 Plan"), which was approved by the Company's shareholders in May 2003. At our annual meeting in May 2005, shareholders approved an amendment to the 2003 Plan increasing the number of shares available for grant awards to 4,000,000 of Common Stock from the 1,500,000 shares originally authorized by the 2003 Plan.

The purposes of the 2003 Plan are to: (a) provide employees of the Company with an opportunity to purchase Common Stock as an incentive to continue employment with the Company and to work for the long-term growth, development, and financial success of the Company; (b) attract qualified independent directors by providing the automatic grant of certain nonqualified stock options to independent directors upon their appointment to the Company's Board of Directors; and (c) attract, motivate, and retain the services of employees of the Company and its subsidiaries and reward such employees by the issuance of equity grants so that these employees will contribute to and participate in the long-term performance of the Company. In furtherance of these purposes, the 2003 Plan authorizes the grant, subject to applicable law, to directors, executive officers, and certain other full-time employees of the Company and its subsidiaries of stock options and restricted stock.

On August 19, 2005, the Compensation Committee of the Board of Directors of the Company adopted an amendment to the 2003 Plan (the "Amendment"), subject to the approval by the Company's shareholders of the Amendment. The Amendment would establish a limit on the number of shares with respect to which options may be granted to any one plan participant during a calendar year. The Amendment fixes that limit at 650,000 shares, subject to adjustment for stock dividends, stock splits, reverse stock splits and similar transactions. The Amendment is intended to ensure compliance with the requirements of Section 162(m) of the Code. Compliance with Section 162(m) would enable the Company to deduct compensation associated with awards under the plan which qualifies as "performance-based" for purposes of Section 162(m) of the Code.

Reasons for Seeking Shareholder Approval

Approval of the Amendment is necessary to permit compensation expense recognized by the Company in connection certain stock options to qualify as "performance-based" compensation for purposes of Section 162(m) of the Code. Accordingly, there will be presented at the Special Meeting a proposal to approve the Amendment.

            If the Amendment is not approved at the Special Meeting, the Amendment will not go into effect. Awards may continue to be made under the 2003 Plan in accordance with its terms as they existed prior to the Amendment until the shares remaining for awards under the 2003 Plan are exhausted; but certain compensation expense associated with exercise of options may not be deductible to the Company under Section 162(m).

Description of the Amended 2003 Plan

The principal provisions of the 2003 Plan, as amended by the Amendment (the "Amended 2003 Plan") are summarized below. This summary is not a complete description of the Amended 2003 Plan and is qualified by the full text of that plan.

General. The Amended 2003 Plan is a broad-based equity compensation plan that is designed to attract and retain directors, officers, and key employees, including drivers, to provide them with long-term incentives if we continue to achieve profitable growth, and to align their interests with the interests of our shareholders. The Amended 2003 Plan is effective as of the date of its approval by the shareholders, and, if not terminated earlier, will expire on February 5, 2013.

Administration. The Amended 2003 Plan is administered by the Compensation Committee of our Board of Directors.

Eligibility and Awards. Under the Amended 2003 Plan, options and restricted stock may be granted to any full-time employee of the Company who, in the judgment of the Compensation Committee, (a) is qualified by position, training, ability, and responsibility to contribute substantially to the progress of the Company, (b) has a material, positive effect on the results of operations of the Company, or (c) is a key employee or critical line employee. At December 31, 2004, we had approximately 3,465 employees, approximately 728 of whom had received stock option grants under the 2003 Plan or our prior stock option plan. To date, no restricted stock grants have been made under the 2003 Plan.

Options may be either incentive stock options, as defined in section 422 of the Code ("ISOs") or nonqualified stock options ("NSOs"). The Amended 2003 Plan provides that an ISO may not have an exercise price that is less than 100% of the fair market value of the underlying Common Stock on the date of grant or be exercisable for a term of more than 10 years from the date of grant. However, in the case of ISOs granted to a person that holds more than 10% of the voting power of the Company's outstanding capital stock, the Amended 2003 Plan provides that the exercise price may not be less than 110% of the fair market value of the underlying Common Stock and that the ISO may not be exercisable for a term of more than 5 years from the date of grant.

In March 2005, the Board of Directors adopted amendments to the 2003 Plan to provide that the exercise price of NSOs may not be less than 100% of the fair market value of the underlying Common Stock on the date of grant and to increase from 1,500,000 to 4,000,000 the number of shares reserved for grant awards made under the 2003 Plan. Shareholders approved the amendment increasing the number of shares reserved for stock grants at our May 2005 annual meeting. Prior to March 2005, the 2003 Plan had provided that NSOs could be granted at an exercise price of not less than 85% of the fair market value of the underlying Common Stock on the date of grant. (The only "below market" NSOs granted under the 2003 Plan prior the amendment were the initial 2,500 shares grants to independent directors, discussed below.) The Amended 2003 Plan provides that NSOs may be granted for any reasonable term. Under the Amended 2003 Plan, the exercise price of options may be paid in cash or immediately available funds or in Common Stock valued at its then-current market value.

The Compensation Committee, in its discretion, selects the persons to whom options or restricted stock will be granted, the time or times at which such options or restricted stock will be granted, and the number of shares subject to each such grant. For this reason, it is not possible to determine the benefits or amounts that will be received by any particular officer or employee, or group of officers or employees, in the future. The Amended 2003 Plan provides, however, that the aggregate number of shares with respect to which options may be granted to any one plan participant during a calendar year shall not exceed 650,000 shares, subject to adjustment for stock dividends, stock splits, reverse stock splits and similar transactions.

The Amended 2003 Plan also provides for automatic NSO grants to independent directors serving on our Board of Directors. For purposes of the Amended 2003 Plan, "independent directors" are members of our Board of Directors who are not officers, employees or 10% shareholders. Upon election or appointment to the Board of Directors, a new independent director receives an automatic NSO grant covering 2,500 shares.

Prior to the March 2005 amendments adopted by the Board of Directors, the 2003 Plan provided that the exercise price of the initial NSO grant would be equal to 85% of the fair market value of the underlying Common Stock on the date of grant. The Amended 2003 Plan now provides that the exercise price of the initial NSO grant to independent directors is 100% of the fair market value of the underlying Common Stock on the date of grant. In addition to the initial NSO grant, the Amended 2003 Plan provides that independent directors receive an annual NSO grant covering a number of shares, not to exceed 2,000, for each year the individual continues his or her service as a director. The amount currently being awarded to directors for each year of service is 1,000 shares. The annual NSO grants are made on June 1 of each year to persons serving as independent directors on that date, and have an exercise price equal to the fair market value of the underlying Common Stock on the date of grant. Under the Amended 2003 Plan, independent directors also have the option to have their directors' fees paid in Common Stock. If an independent director makes this election, the Company will issue to the independent director, on February 15 and August 15 of each calendar year, the number of shares equal to the director fees earned as of the preceding December 31 and June 30, respectively, based on the closing market price of the Common Stock as of the last trading day preceding such February 15 or August 15.

Except independent directors' fees paid in Common Stock, all grants made under the Amended 2003 Plan are evidenced by a written agreement between the Company and the participant. The Compensation Committee, subject to the limitations set forth in the Amended 2003 Plan, designates the terms and conditions of any option or restricted stock grant including, without limitation, the exercise price, vesting schedule, exercise rights, and termination or forfeiture provisions. The Amended 2003 Plan provides that stock options are non-transferable except pursuant to the laws of descent and distribution and generally terminate upon termination of employment for reasons other than death, disability, or early or normal retirement. In March 2005, the Board of Directors adopted amendments to the 2003 Plan to explicitly prohibit the repricing of any options granted thereunder. Such amendments are included in the Amended 2003 Plan.

A participant does not have any rights as a shareholder of the Company with respect to shares of Common Stock subject to grants made under the Amended 2003 Plan until a stock certificate representing such shares is issued to the participant.

Shares Available for Issuance. There are presently 4,000,000 shares of Common Stock reserved and available for issuance pursuant to the Amended 2003 Plan, of which 100,000 shares are reserved for issuance to independent directors pursuant to the provisions described above. From the total shares reserved for issuance of grants, as of September 30,2005, the Company has made award grants covering 1,986,801 shares, including the one time option grant of 500,000 shares to the Company’s CEO as of the Record Date. Any shares subject to outstanding option or restricted stock grants are counted against the shares reserved and available for issuance as one share for every share subject thereto. If an option expires or is terminated without having been exercised in full, or if a restricted stock grant is forfeited, the unexercised or forfeited option shares will become available for future grant under the Amended 2003 Plan.

The total number of shares reserved and available for issuance under the Amended 2003 Plan is automatically adjusted, without further action by the Board of Directors or shareholders, to reflect stock dividends, stock splits, reverse stock splits, subdivisions, reorganizations, reclassifications or any similar recapitalizations that affect or modify the number of shares of outstanding Common Stock.

Mergers or Consolidations. If the Company dissolves or undergoes any reorganization, including, without limitation, a merger or consolidation with any other organization, and the Company is not the surviving entity in such reorganization and the surviving entity does not agree to assume the options granted under the Amended 2003 Plan or to issue substitute options therefor, the options granted under the Amended 2003 Plan may be terminated. In connection with any such termination, each participant holding unexercised options must be notified of such termination and provided a reasonable period of not less than 15 days to exercise such options to the extent such options are then exercisable. The Compensation Committee may, in its sole discretion, prescribe such terms and conditions as it deems appropriate and authorize the exercise of stock options with respect to all shares covered in the event of a merger or consolidation. Any stock option not exercised in accordance with the terms and conditions prescribed by the Compensation Committee shall terminate as of the date specified by the Compensation Committee and, simultaneously, the Amended 2003 Plan itself shall be terminated without further action by the Company or the Board of Directors.

Amendment and Termination. The Board of Directors may terminate, suspend, discontinue, modify, or amend the Amended 2003 Plan in any respect, except that, without the approval of our shareholders, no amendment or modification may change the number of shares of Common Stock reserved and available for issuance (other than the automatic adjustments described above), change the designation of the class of employees eligible to receive awards, decrease the price at which options may be granted, or remove the administration of the Plan from the Compensation Committee. Notwithstanding the foregoing, the Board of Directors may not terminate the Amended 2003 Plan with respect to any outstanding option unless it gives the participant notice of termination and not less than 15 days to exercise such option to the extent then exercisable.

Stock Price. On November 21, 2005, the closing price of the Common Stock reported on the NYSE consolidated transaction reporting system was $31.79 per share.

Federal Income Tax Consequences

ISOs. An optionee is not treated as receiving taxable income upon either the grant of an ISO or upon the exercise of an ISO. However, the difference between the exercise price and the fair market value on the date of exercise is an item of tax preference at the time of exercise in determining liability for the alternative minimum tax, assuming that the Common Stock is either transferable or is not subject to a substantial risk of forfeiture under section 83 of the Code. If at the time of exercise, the Common Stock is both nontransferable and is subject to a substantial risk of forfeiture, the difference between the exercise price and the fair market value of the Common Stock (determined at the time the Common Stock becomes either transferable or not subject to a substantial risk of forfeiture) will be a tax preference item in the year in which the Common Stock becomes either transferable or not subject to a substantial risk of forfeiture.

If Common Stock acquired by the exercise of an ISO is not sold or otherwise disposed of within two years from the date of its grant and is held for at least one year after the date such Common Stock is transferred to the optionee upon exercise, any gain or loss resulting from its disposition is treated as long-term capital gain or loss. If such Common Stock is disposed of before the expiration of the above-mentioned holding periods, a "disqualifying disposition" occurs. If a disqualifying disposition occurs, the optionee realizes ordinary income in the year of the disposition in an amount equal to the difference between the fair market value of the Common Stock on the date of exercise and the exercise price, or the selling price of the Common Stock and the exercise price, whichever is less. The balance of the optionee's gain on a disqualifying disposition, if any, is taxed as capital gain.

The Company is not entitled to any tax deduction as a result of the grant or exercise of an ISO, or on a later disposition of the Common Stock received, except that in the event of a disqualifying disposition, the Company is entitled to a deduction equal to the amount of ordinary income realized by the optionee.

NSOs. An optionee does not recognize any taxable income upon the grant of an NSO, and the Company is not entitled to a tax deduction by reason of such grant. Upon exercise of an NSO, the optionee recognizes ordinary income generally measured by the excess of the then fair market value of the shares over the exercise price, and the Company is entitled to a corresponding tax deduction. Upon a disposition of shares acquired upon exercise of an NSO by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as ordinary income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Such subsequent disposition by the optionee has no tax consequence to the Company.

Restricted Stock. Unless he or she elects to treat a restricted stock grant as ordinary income at the time the grant is made, an employee does not recognize taxable income upon the grant of restricted stock. Instead, he or she will recognize ordinary income at the time of vesting (i.e. when the restrictions on the grant lapse) equal to the fair market value of the restricted shares on the vesting date minus any amount paid for the restricted shares. At the time that the employee recognizes ordinary income in respect of the restricted stock grant, the Company would be entitled to a tax deduction for compensation expense equal to the amount of ordinary income recognized by the employee.

The foregoing is only a summary of the effect of federal income taxation upon participants and the Company under the Amended 2003 Plan. It does not purport to be complete, and does not discuss of the tax consequences of a participant's death or the provisions of the income tax laws of any state, municipality, or foreign country in which the participant may reside.

Accounting Treatment

Currently, employee stock option awards at or above fair market value on the date of grant typically do not result in any direct charge to the Company's reported earnings. However, the fair market value of these awards is required to be disclosed in the notes to the Company's financial statements. The Company must also disclose, in the notes to the financial statements, the pro forma impact of that these awards would have on the Company's reported earnings and earnings per share if the fair value of the awards at the time of grant was treated as compensation expense.

Employee stock option awards with exercise prices below the fair market value of the date of grant result in direct compensation expense that is typically equal to the "spread" (i.e. the difference between the exercise price and the fair market value on the date of grant). Typically, this expense is amortized over the award's vesting period.

In December 2004, and as revised in April 2005, the Financial Accounting Standards Board ("FASB") released Statement of Financial Accounting Standards No. 123R (revised 2004) ("SFAS 123R"). The accounting standards established by that statement will require the expensing of stock options, commencing with the Company's fiscal year beginning January 1, 2006. Accordingly, the foregoing summary of the applicable accounting treatment for stock options will change, effective with the Company's fiscal year beginning January 1, 2006, and the stock options which are granted under the Amended 2003 Plan will have to be valued as of the grant date under an appropriate valuation formula, and that value will then have to be charged as a direct compensation expense against the Company's reported earnings over the designated vesting period of the award. Similar option expensing will be required for any unvested options on the January 1, 2006 effective date, with the grant date fair value of those unvested options to be expensed against the Company's earnings over the remaining vesting period.

The option to purchase 500,000 shares granted to Kevin P. Knight, the Company's Chairman of the Board and Chief Executive Officer, on August 19, 2005, will not result in compensation expense to the Company, as that option was immediately vested and will remain fully vested on the January 1, 2006 effective date of SFAS 123R, if the proposed Amendment is approved by the Company's shareholders. Options granted to other executive officers and employees in 2005 and prior years will result in compensation expense to the Company to the extent they are unvested as of the January 1, 2006 effective date of SFAS 123R.

New Plan Benefits

Future awards, if any, that will be made to eligible participants under the Amended 2003 Plan are subject to the discretion of the Committee. Accordingly, future grants under the Amended 2003 Plan are not determinable. Reference is made to the "Executive Compensation" section in this proxy statement for information concerning option awards made under the 2003 Plan during the year ended December 31, 2004. Further, the following options have been granted to our executive officers and directors in 2005:

•	On April 1, 2005, upon her election to the Board of Directors, Kathryn L. Munro received an automatic option grant with respect to 2,500 shares, at an exercise price of $24.81 per share;

•
On May 16, 2005, Timothy Kohl, our President, David A. Jackson, our Chief Financial Officer, and Casey Comen, our Executive Vice President - Sales were granted options with respect to 25,000 shares, 10,000 shares, and 5,000 shares, respectively, at an exercise price of $23.30 per share;

•
On June 1, 2005, each of the independent directors serving on our Board of Directors received an automatic option grant with respect to 500 shares pursuant to the terms of the 2003 Plan, at an exercise price of $25.22 per share;

•	On June 9, 2005, each of the independent directors serving on our Board of Directors received an option grant with respect to 500 additional shares, at an exercise price of $22.95 per share; and

•
On August 19, 2005, the Committee approved the grant to Kevin P. Knight, Gary J. Knight, and Keith T. Knight of options with respect to 500,000 shares, 15,000 shares, and 20,000 shares, respectively, at an exercise price of $23.52 per share. The grant to Kevin P. Knight will be void unless the Amendment is approved by shareholders at the Special Meeting.

Amended and Restated 2003 Stock Option Plan

The Board of Directors has authorized the complete restatement of the 2003 Plan to incorporate all prior amendments to the 2003 Plan, including the Amendment described above that will be submitted to shareholders for their approval at the Special Meeting. The 2003 Plan, as so amended and restated, will hereafter be referred to as the Amended and Restated 2003 Stock Option Plan.

Recommendation of the Board of Directors

The Board of Directors believes that it is in the best interests of the Company and its shareholders to approve the Amendment and to approve and ratify the Amended and Restated 2003 Stock Option Plan, in the form attached hereto as Appendix B, in order to achieve maximum tax deductibility of compensation costs and in order to attract, retain, and motivate key employees. The affirmative vote of a majority of the shares of Common Stock voting on this proposal is required for approval of the Amendment and the Amended and Restated 2003 Stock Option Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT AND THE AMENDED AND RESTATED 2003 STOCK OPTION PLAN.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the annual and long-term compensation for services rendered in all capacities to the Company during each of the three fiscal years ended December 31, 2004, 2003, and 2002, of those persons who were, at December 31, 2004, (i) our Chief Executive Officer and (ii) our three other most highly compensated executive officers with an aggregate annual salary and bonus exceeding $100,000 for the fiscal year ended December 31, 2004 (collectively, the "Named Executive Officers").

Long-Term Compensation
	Annual Compensation				Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#)(1)	LTIP Payouts ($)	All Other Compensation(2) ($)

Kevin P. Knight, Chairman and Chief Executive Officer	2004 2003 2002	383,846 308,249 265,000	191,820 78,000 --	-- -- --	-- -- --	45,000 -- --	-- -- --	10,925 625 1,785

Gary J. Knight, Vice Chairman	2004 2003 2002	272,789 279,422 265,000	56,875 58,000 --	-- -- --	-- -- --	15,000 -- --	-- -- --	6,025 625 2,365

Keith T. Knight, Executive Vice President	2004 2003 2002	283,654 273,647 265,000	72,500 56,000 --	-- -- --	-- -- --	15,000 -- --	-- -- --	4,625 625 1,965

Timothy M. Kohl, President and Secretary	2004 2003 2002	222,692 187,320 140,310	80,850 50,000 25,000	-- -- --	-- -- --	15,000 15,000 18,750	-- -- --	1,210 1,210 1,462
__________

(1)
Amounts for 2002 and 2003 have been adjusted to reflect a 3-for-2 stock split treated as a dividend, effected on July 20, 2004, of one share of Common Stock for every two shares of Common Stock outstanding.

(2)
In 2004, 2003, and 2002, compensation included in the category of "All Other Compensation" for each of the Named Executive Officers includes Company contributions in the amount of $625, for each year, to the Knight Transportation, Inc. 401(k) Plan. The balance of the compensation included in "All Other Compensation" for each of the Named Executive Officers in 2004, 2003, and 2002 represents the annual economic benefit of premium payments made by the Company under life insurance policies maintained for each of the Named Executive Officers.

Options/SAR Grants in Last Fiscal Year

The following table sets forth stock options granted to Named Executive Officers in the fiscal year ended December 31, 2004:

	Individual Grants					Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Option/SARs Granted (#)	Percentage of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Market Price At Dates of Grant ($/Share)	Expiration Date	5% ($)	10% ($)

Kevin P. Knight	45,000(1)	6.5%	18.86	18.86	8/5/2014	533,700	1,352,700

Gary J. Knight	15,000(1)	2.2%	18.86	18.86	8/5/2014	177,900	450,900

Keith T. Knight	15,000(1)	2.2%	18.86	18.86	8/5/2014	177,900	450,900

Timothy M. Kohl	15,000(1)	2.2%	18.86	18.86	8/5/2014	177,900	450,900
_____________________

(1)
The option is exercisable with respect to 20% of the shares covered thereby on December 31, 2004 and is exercisable with respect to an additional 5% of the shares covered thereby at the end of each calendar quarter thereafter. The option will be fully exercisable on December 31, 2008.

Except as set forth above, no stock options or stock appreciation rights (SARs) were granted during the 2004 fiscal year to any of the Named Executive Officers.

Aggregated Options/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Value Table

None of the Named Executive Officers exercised stock options during the fiscal year ended December 31, 2004. The following table sets forth information with respect to the stock option holdings of the Named Executive Officers and the value of those stock options at December 31, 2004. The number of shares of Common Stock underlying options and option exercise prices have been adjusted to reflect:

•	a 3-for-2 stock split treated as a dividend, effected on June 1, 2001, of one share of Common Stock for every two shares of Common Stock outstanding;

•	a 3-for-2 stock split treated as a dividend, effected on December 28, 2001, of one share of Common Stock for every two shares of Common Stock outstanding; and

•	a 3-for-2 stock split treated as a dividend, effected on July 20, 2004, of one share of Common Stock for every two shares of Common Stock outstanding.

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End		Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable(1)	Unexercisable(1)
Kevin P. Knight	--	--	9,000(2)	36,000(3)	53,460	213,840
Gary J. Knight	--	--	3,000(4)	12,000(5)	17,820	71,280
Keith T. Knight	--	--	3,000(4)	12,000(5)	17,820	71,280
Timothy M. Kohl	--	--	55,876(6)	83,998(7)	1,060,825	1,138,698
______________________

(1)	Based on the $24.80 last reported sale price of the Common Stock on the New York Stock Exchange on December 31, 2004.

(2)	Option to purchase 9,000 shares at an exercise price of $18.86 per share granted in August 2004.

(3)
Option to purchase 36,000 shares at an exercise price of $18.86 per share granted in August 2004 that becomes exercisable in 2,250 share increments at the end of each calendar quarter beginning in March 2005.

(4)	Option to purchase 3,000 shares at an exercise price of $18.86 per share granted in August 2004.

(5)
Option to purchase 12,000 shares at an exercise price of $18.86 per share granted in August 2004 that becomes exercisable in 750 share increments at the end of each calendar quarter beginning in March 2005.

(6)
Includes (i) option to purchase 10,125 shares at an exercise price of $5.04 per share granted in March 1999, (ii) option to purchase 31,500 shares at an exercise price of $4.28 per share granted in October 2000, (iii) option to purchase 11,251 shares at an exercise price of $7.33 per share granted in September 2001, and (iv) option to purchase 3,000 shares at an exercise price of $18.86 per share granted in August 2004.

(7)
Includes (i) option to purchase 15,750 shares at an exercise price of $4.28 per share granted in October 2000 that becomes exercisable in October 2005, (ii) option to purchase 22,498 shares at an exercise price of $7.33 per share granted in September 2001 that becomes exercisable with respect to one-half of the shares covered thereby in September 2005 and all of the shares covered thereby in September 2006, (iii) option to purchase 18,750 shares at an exercise price of $12.67 per share granted in June 2002 that becomes exercisable in annual, one-third increments beginning in June 2005, (iv) option to purchase 15,000 shares at an exercise price of $16.55 per share granted in June 2003 that becomes exercisable in annual, one-third increments beginning in May 2006, and (v) option to purchase 12,000 shares at an exercise price of $18.86 per share granted in August 2004 that becomes exercisable in 750 share increments at the end of each calendar quarter beginning in March 2005.

Employment Agreements

As of December 31, 2004, we did not have any employment contracts, severance, or change-of-control agreements with any of our Named Executive Officers.

Upon Randy Knight's retirement as Chairman in 1999, we entered into a consulting agreement with Mr. Knight. The consulting agreement provides for our payment to Mr. Knight of an annual consulting fee of $50,000, and is terminable at any time by either party. Mr. Knight presently provides consulting services under the agreement through a limited liability company that he controls.

Director Compensation

The Board of Directors, upon the recommendation of our Compensation Committee, establishes the form and amount of compensation paid to directors who are not 10% shareholders, officers, or employees of the Company ("Outside Directors"). In 2004, our Outside Directors received annual compensation of $6,000, plus a fee of $550 for attending each meeting of the Board of Directors, a fee of $350 for attending Audit Committee meetings, a fee of $300 for attending Compensation Committee meetings, and a fee of $250 for attending all other Board committee meetings. In addition, in 2004, the Audit Committee Chairman received an annual fee of $1,500, in addition to other director fees, and the Compensation Committee Chairman received an annual fee of $500, in addition to other director fees.

On May 26, 2005, the Board of Directors, upon the recommendation of our Compensation Committee, approved new compensation arrangements for the Outside Directors for 2005. In 2005, our Outside Directors receive annual compensation of $9,000, plus a fee of $750 for attending each meeting of the Board of Directors, a fee of $500 for attending Audit Committee and Nominating and Corporate Governance Committee meetings, and a fee of $450 for attending Compensation Committee and other Board committee meetings. In addition, in 2005, each of the Audit Committee Chairman, the Nominating and Corporate Governance Committee Chairman, and the Compensation Committee Chairman receives an annual fee of $2,500, in addition to other director fees. We also reimburse directors for travel and other related expenses incurred in attending a meeting.

Outside Directors have the option to accept shares of our Common Stock in lieu of cash compensation and fees for their service on the Board and its committees. If this option is elected, we issue Common Stock on February 15 and August 15 of each year in payment of accrued compensation and fees for the preceding six month periods ending December 31 and June 30, respectively. The number of shares issued is determined by dividing the amount of the accrued compensation and fees by the closing market price of our Common Stock as of the trading day prior to issuance.

Historically, upon their election or appointment to the Board, Outside Directors have received an automatic non-qualified stock option grant covering 2,500 shares of Common Stock with an exercise price equal to 85% of the fair market value on the date of grant. However, in March 2005, we amended our stock option plan to prohibit the grant of any stock options with an exercise price below the fair market on the date of grant. As a result, the exercise price of initial stock option grants to Outside Directors, including the grant to Kathryn L. Munro in 2005, is now equal to the fair market value on the date of grant.

In addition to the initial stock option grant, in 2003 we adopted an annual stock option grant program for Outside Directors. Under this program, Outside Directors receive a non-qualified stock option grant covering a number of shares of Common Stock, not to exceed 2,000 shares, on June 1 of each calendar year. The number of shares currently being awarded to Outside Directors for each year of service is 1, 000. The exercise price of these options is the fair market value on the date of grant. In connection with this program, Outside Directors who had served on the Board for at least three years as of December 31, 2002, were granted a catch-up, non-qualified stock option for 1,000 shares of Common Stock at an exercise price equal to the fair market value on June 2, 2003, the date of grant. Except for the 1,000 share catch-up option described in the preceding sentence, all non-qualified stock options granted to an Outside Director, including the initial grant, are forfeitable if the Outside Director resigns within one year of the date of grant.

Directors who are employees or 10% shareholders of the Company do not receive compensation for Board or committee service. We do, however, reimburse them for travel and other related expenses.

Stock Option Plan

We maintain a stock option plan that is designed to enable directors, officers, and certain key employees of the Company, including drivers, to participate in the ownership of the Company. The stock option plan is administered by the Compensation Committee, and permits the grant of incentive and non-qualified stock options, as well as restricted stock awards. In March 2005, our Board of Directors adopted amendments to the stock option plan which provide that no future stock options granted under the plan may have an exercise price that is less than the fair market value of the Common Stock on the date of grant and specifically prohibit the repricing of any stock options granted under the plan. Additional information concerning the stock option plan is set forth under "Proposal No. 2 - Approval of Amendment to 2003 Stock Option Plan."

401(k) Plan

We also sponsor a 401(k) Plan. The 401(k) Plan is a profit sharing plan that permits voluntary employee contributions on a pre-tax basis under section 401(k) of the Code. Under the 401(k) Plan, a participant may elect to defer, and have us contribute to his or her 401(k) Plan account, a portion of his or her compensation. The 401(k) Plan also provides that we may make a discretionary matching contribution, which for fiscal 2004 was a maximum of $625 per participant. The 401(k) Plan's assets are held and managed by an independent trustee. Under the 401(k) Plan, participants have the right to direct the investment of employee and employer contributions among several mutual funds. The 401(k) Plan also permits participants to direct the trustee to purchase shares of our Common Stock on the open market up to a maximum of 20% of their 401(k) Plan account balance. Our senior executives and certain other key employees are not permitted to participate in the 401(k) Plan feature that allows them to purchase our Common Stock in their 401(k) Plan accounts.

Our discretionary matching contributions to a participant's account vest over five years and are held in trust until distributed pursuant to the terms of the 401(k) Plan. An employee is eligible to participate in the 401(k) Plan if he has attained age 19 and completed 1,000 hours of service within a 12 month period. Distributions from participant accounts are not permitted before age 59-1/2, except in the event of death, disability, separation from service, or certain financial hardships.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently is comprised of Kathy Munro, G. D. Madden, and Mark Scudder, with Mr. Scudder serving as Chairman. During 2004, the Compensation Committee was comprised of Mr. Scudder and Mr. Madden, with Mr. Scudder serving as Chairman. No member of the Compensation Committee is or has been an officer or employee of the Company. Mr. Scudder is a principal of Scudder Law Firm, which provided legal services to the Company in 2004 and has continued to provide such services in 2005. The amount of fees paid to Scudder Law Firm by the Company did not exceed 5% of Scudder Law Firm's gross revenues for the year ended December 31, 2004. During 2004, none of our executive officers served as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that had one or more executive officers serving as a member of our Board of Directors. Mr. Scudder recused himself from consideration and approval of the Cash Bonus Plan and the Amendment to the 2003 Plan. See "Certain Relationships and Related Transactions" for a description of certain transactions between us and our other directors, executive officers, or their affiliates, and "Executive Compensation - Director Compensation" for a description of compensation of the members of the Compensation Committee.

Compensation Committee Report on Executive Compensation

The Compensation Committee Report on Executive Compensation and the Stock Performance Graph that follow shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent we incorporate such report or graph by specific reference.

With respect to compensation paid during 2004, the Compensation Committee of the Board of Directors previously has furnished the following Report on Executive Compensation:

Compensation Committee Report on Executive Compensation

Historically, the Compensation Committee has annually reviewed the compensation of the Company's senior executive officers and made recommendations regarding such compensation to the entire Board of Directors. In accordance with changes in the Committee's charter, beginning in 2005 the Committee will be solely responsible for determining and approving the annual compensation of the Company's Chief Executive Officer. The Committee will continue to annually review and make recommendations to the entire Board concerning the compensation of the Company's other executive officers.

Compensation Philosophy. The Compensation Committee believes that the compensation program for the Company's executive officers should be administered in accordance with a pay-for-performance philosophy to link executive compensation with the values, objectives, business strategy, management incentives, and financial performance of the Company. The Company's compensation program for senior executive officers generally consists of three components:

•	a base salary;

•	a performance-based annual bonus determined primarily by reference to objective financial and operating criteria; and

•	long-term incentives in the form of stock option or other stock-based awards or grants.

Each element of the Company's compensation program serves a somewhat different purpose. The Committee's philosophy is to pay base salaries at levels that reward executives for ongoing performance and that enable the Company to attract, motivate and retain highly qualified executives. The annual bonus program is designed to reward executives for their contributions to the Company's financial and operating performance and is based primarily upon the Company's financial results and certain operating statistics that the Committee identifies as important to the Company. Stock-based awards are intended to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return. Historically, the Chief Executive Officer, as well as other members of the Knight family in the Company's senior management, have not received stock options as a component of their compensation, in part due to their holdings of the Company's Common Stock. However, as a result of a significant decrease in recent years in the percentage of the Company's outstanding securities owned by members of the Knight family (both individually and as a group) and a desire to link a portion of the compensation of all members of senior management to shareholder returns, in 2004 the Compensation Committee determined to introduce stock options as an element of compensation for all executive officers, including members of the Knight family.

The Compensation Committee believes that the mix of short- and long-term compensation components described above provides a balanced approach that will enable the Company to attract and retain highly-qualified executives, reward those executives for their contributions to the Company's growth and profitability, and ensure that the incentives of the Company's executives are aligned with the best interests of the Company's shareholders.

Compensation of the Chief Executive Officer. In July 2004, the Compensation Committee recommended significant changes to the compensation package of Kevin P. Knight, the Company's Chief Executive Officer. In reviewing the Chief Executive Officer's compensation, the Committee concluded that historically he has been under-compensated according to market standards, and that it would be in the best interests of the Company to more closely align the Chief Executive Officer's compensation with market standards. In reaching this conclusion, the Committee reviewed and considered:

•	the financial performance and shareholder returns generated under the Chief Executive Officer's leadership;

•	the Chief Executive Officer's effectiveness in building organizational talent and depth, executing the Company's growth strategy, and fostering a strong investor following; and

•
public disclosures regarding the compensation of the chief executive officers of (i) nine other publicly traded dry van truckload carriers, (ii) a subgroup of five other high market capitalization publicly traded dry van truckload carriers, and (iii) four other high growth publicly traded transportation companies that were deemed leaders in their respective segments (truckload, less-than-truckload, rail, and logistics).

In light of the foregoing, the Compensation Committee recommended the adoption of the following compensation package for the Chief Executive Officer, which it believes as a whole represents compensation that is consistent with that earned by chief executive officers at similarly situated companies:

•
Salary. The Committee recommended that the annual salary of the Chief Executive Officer be increased from $340,000 to $460,000, with such increase to be effective in August 2004. In arriving at this recommendation, the Committee considered the Chief Executive Officer's preference that the fixed component of his compensation be set at a level below $500,000 in keeping with the Company's cost-conscious culture and philosophy of linking a significant portion of executive compensation to corporate performance.

•
Bonus. The Committee recommended the adoption of a performance-based bonus opportunity for the Chief Executive Officer under which he was eligible to receive a maximum cash bonus equal to 50% of his new annual base salary. Under the bonus arrangement, the first half of the Chief Executive Officer's bonus opportunity was based upon the following three equally-weighted criteria:

•	revenue growth of at least 10% and earnings per share growth of at least 15% versus fiscal 2003;

•	accounts receivable days sales outstanding (DSO) at or below specified target for the second half of 2004; and

•	in the Committee's discretion based on its evaluation of the overall performance of the executive.

   The second half of the bonus opportunity was based on the following factors:

•	one-half based upon a successful launch of the Company's refrigerated subsidiary, in the judgment of the Compensation Committee;

•	one-fourth for earnings per share growth of at least 18% versus 2003; and

•	one-fourth for earnings per share growth in excess of 22% versus 2003.

Following the Company's announcement of financial results for the year ended December 31, 2004, the Compensation Committee determined that, except for the accounts receivable DSO target, all of the objective elements under the 2004 bonus program for the Chief Executive Officer were satisfied. With regard to the general subjective component, the Committee determined that a full award was appropriate, based upon numerous factors, including, but not limited to, the successful opening of two new dry van operations centers, strong revenue and earnings per share growth, and better than anticipated operating margins. With regard to the component based upon the opening of the Company's refrigerated subsidiary, the Committee also determined that a full award was appropriate, based upon the revenue and profitability of that subsidiary to date. As a result of the foregoing, the Committee recommended that the Chief Executive Officer be awarded a bonus of $191,820 for 2004.

•
Stock Options. As noted above, the Compensation Committee determined that there is considerable benefit in ensuring that a portion of the compensation of each of the Company's senior executives is tied to the Company's long-term performance as reflected by appreciation in its stock price. As a result, in lieu of further increases in the Chief Executive Officer's salary or bonus to bring his compensation package more in line with market standards, the Compensation Committee determined to grant to the Chief Executive Officer an option to purchase 45,000 shares of the Company's Common Stock with an exercise price equal to the fair market value of the underlying Common Stock on the date of grant.

Compensation of Other Executive Officers. In July 2004, the Compensation Committee reviewed and made the following recommendations regarding the compensation of the Company's other senior executive officers:

•
Salaries. The Compensation Committee recommended that: (i) the annual base salary of the Timothy M. Kohl be increased from $200,000 to $245,000 in recognition of his promotion to the position of President of the Company and the increase in responsibilities attendant to his new position; (ii) the annual base salary of Gary J. Knight be reduced from $290,000 to $227,500 in connection with a reduction in his time commitment associated with his transition from the position of President to the position of Vice Chairman; and (iii) the annual base salary of Keith T. Knight, the Company's Executive Vice President and manager of its California operations, be increased from $280,000 to $290,000.

•
Bonuses. The Compensation Committee recommended the adoption of a performance-based bonus opportunity under which Timothy M. Kohl was eligible to receive a cash bonus of up to 40% of his new base salary, and each of Gary J. Knight and Keith T. Knight was eligible to receive a cash bonus of up to 30% of his new base salary. The factors used to determine the amount of bonus payments to these executives, and the weighting of those factors, were identical to the factors and weighting set forth above in the description of the Chief Executive Officer's bonus. Pursuant to these arrangements, the Compensation Committee recommended 2004 bonuses in the following amounts: Timothy M. Kohl - $80,850; Gary J. Knight - $56,875; and Keith T. Knight - $72,500.

•
Stock Options. In 2004, the Compensation Committee granted to each of Timothy M. Kohl, Gary J. Knight, and Keith T. Knight an option to purchase 15,000 shares of the Company's Common Stock with an exercise price equal to the fair market value of the underlying Common Stock on the date of grant.

The Committee believes that the annual salaries and other compensation of the Company's Chief Executive Officer and other senior executive officers described above were reasonable compared to similarly situated executives of other transportation companies.

Mark Scudder, Chairman G. D. Madden, Member

February 11, 2005

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return of the Company's Common Stock with the cumulative total shareholder return of the Standard & Poor's ("S&P") 500 Index and the Dow Jones Transportation Average Index for the period commencing December 31, 1999, and ending December 31, 2004.

	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004
Knight Transportation	$100.0	$112.2	$158.4	$177.2	$216.3	$314.1
S&P 500	$100.0	$90.9	$80.1	$62.4	$80.3	$89.0
Dow Jones Transportation Average	$100.0	$99.0	$88.7	$77.6	$101.0	$127.6

The stock performance graph assumes $100 was invested on December 31, 1999, and that all dividends were reinvested. There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will not make or endorse any predictions as to future stock performance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth, as of November 25, 2005, the number and percentage of outstanding shares of our Common Stock beneficially owned by each person known by us to beneficially own more than 5% of such stock, by each Named Executive Officer and director of the Company, and by all directors and executive officers of the Company as a group. Share numbers and other information for William Blair & Company, L.L.C. ("William Blair") and Wasatch Advisors, Inc. ("Wasatch") included in the following table and notes are as of December 31, 2004, and solely based upon Schedules 13G/A filed with the SEC on January 10, 2005 and March 10, 2005, respectively. Share numbers and other information for Wellington Management Company, LLP ("Wellington") included in the following table and notes are as of September 31, 2005, and solely based upon Schedule 13G filed with the SEC on October 11, 2005. The Company had outstanding approximately 57,088,590 shares of Common Stock as of November 25, 2005.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(2)

Kevin P. Knight(3)	4,835,758	8.5%
Gary J. Knight(4)	5,101,413	8.9%
Keith T. Knight(5)	4,699,234	8.2%
Randy Knight(6)	4,625,731	8.1%
Timothy M. Kohl(7)	111,103	*
Donald A. Bliss(8)	22,814	*
G.D. Madden(9)	20,154	*
Mark Scudder(10)	8,702	*
Michael Garnreiter(11)	5,956	*
Kathryn L. Munro(12)	3,726	*
Wellington Management Company, LLP(13)	6,555,910	11.5%
William Blair & Company, L.L.C.(14)	3,626,034	6.4%
Wasatch Advisors, Inc. (15)	2,845,994	5.0%

All directors and executive officers as a group (12 persons) (16)	19,443,091	34.1%

*	Represents less than 1.0% of the outstanding Common Stock.

(1)
The address of each Named Executive Officer and director is 5601 West Buckeye Road, Phoenix, Arizona 85043. The address of Wellington is 75 State Street, Boston, Massachusetts 02109. The address of William Blair is 222 West Adams Street, Chicago, Illinois 60606. The address of Wasatch is 150 Social Hall Avenue, Salt Lake City, Utah 84111.

(2)
In accordance with applicable rules under the Exchange Act, the number of shares indicated as beneficially owned by a person includes shares of Common Stock underlying options that are currently exercisable or will be exercisable within 60 days from November 25, 2005. Shares of Common Stock underlying stock options that are currently exercisable or will be exercisable within 60 days from November 25, 2005, are deemed to be outstanding for purposes of computing the percentage ownership of the person holding such options and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(3)
Includes: (a) 3,893,363 shares held directly by Kevin P. Knight; (b) 384,603 shares beneficially owned by Kevin P. Knight over which he and his wife, Sydney Knight, exercise sole voting and investment power pursuant to a revocable living trust; (c) 24,300 shares beneficially owned by Kevin P. Knight held by an entity which he controls; (d) 12,962 shares held by the Kevin P. and Sydney B. Knight Family Foundation over which Kevin P. Knight and his wife, Sydney Knight, as officers of the Foundation, exercise sole voting and investment power on behalf of the Foundation; (e) 2,530 shares owned by a minor child who shares the same household; (f) 18,000 shares covered by a stock option granted to Kevin P. Knight that is currently exercisable or that will become exercisable within 60 days; and (g) 500,000 shares covered by a stock option granted to Kevin P. Knight on August 19, 2005 that is currently exercisable or that will become exercisable within 60 days, but that will be void if the Amendment to the 2003 Plan is not approved by shareholders at the Special Meeting.

(4)
Includes: (a) 5,087,819 shares beneficially owned by Gary J. Knight over which he exercises sole voting and investment power as a trustee under a revocable trust agreement; (b) 7,594 shares owned by minor children who share the same household; and (c) 6,000 shares covered by a stock option granted to Gary J. Knight that is currently exercisable or that will become exercisable within 60 days.

(5)
Includes: (a) 4,685,640 shares beneficially owned by Keith T. Knight over which he and his wife, Fawna Knight, exercise sole voting and investment power as trustees under a revocable trust agreement; (b) 7,594 shares owned by minor children who share the same household; and (c) 6,000 shares covered by a stock option granted to Keith T. Knight that is currently exercisable or that will become exercisable within 60 days.

(6)
Includes: (a) 3,304,900 shares beneficially owned by Randy Knight over which he exercises sole voting and investment power as a trustee under a revocable trust agreement; (b) 1,305,998 shares held by a limited liability company for which Mr. Knight acts as manager and whose members include Mr. Knight and trusts for the benefit of his four children; and (c) 13,833 shares owned by a child who shares the same household and over which Mr. Knight exercises voting power; and (d) 1,000 shares covered by a stock option granted to Mr. Knight that is currently exercisable or that will become exercisable within 60 days.

(7)
Includes: (a) 69,854 shares held directly by Timothy M. Kohl; and (b) 36,249 shares covered by stock options granted to Mr. Kohl that is currently exercisable or that will become exercisable within 60 days.

(8)
Includes: (a) 19,564 shares beneficially owned by Donald A. Bliss over which he exercises sole voting and investment powers under a revocable trust agreement; and (b) 3,250 shares covered by stock options granted to Mr. Bliss that are currently exercisable or that will become exercisable within 60 days.

(9)
Includes: (a) 16,153 shares held directly by G.D. Madden; and (b) 4,001 shares covered by stock options granted to Mr. Madden that are currently exercisable or that will become exercisable within 60 days.

(10)
Includes; (a) 4,702 shares held directly by Mark Scudder; and (b) 4,000 shares covered by stock options granted to Mr. Scudder that are currently exercisable or that will become exercisable within 60 days.

(11)
Includes: (a) 456 shares held directly by Michael Garnreiter; and (b) 5,500 shares covered by stock options granted to Mr. Garnreiter that are currently exercisable or that will become exercisable within 60 days.

(12)
Includes: (a) 226 shares held directly by Kathryn L. Munro; and (b) 3,500 shares covered by stock options granted to Ms. Munro that are currently exercisable or that will become exercisable within 60 days.

(13)	Wellington has sole voting power and sole dispositive power over no shares. It has shared voting power over 5,676,880 shares and shared dispositive power over 6,501,010 shares.

(14)	William Blair has sole voting power and sole dispositive power over 3,626,034 shares. It has shared voting power and shared dispositive power over no shares.

(15)	Wasatch has sole voting power and sole dispositive power over 2,845,994 shares. It has shared voting power and shared dispositive power over no shares.

(16)
The only current executive officers of the Company, other than the Named Executive Officers, are David A. Jackson, our Chief Financial Officer, and Casey Comen, our Executive Vice President - Sales. The information included in the calculation of security ownership of all directors and executive officers as a group includes 8,500 shares covered by stock options granted to Mr. Jackson that are currently exercisable or that will become exercisable within 60 days.

SHAREHOLDER PROPOSALS

To be eligible for inclusion in the Company's proxy materials relating to the 2006 Annual Meeting of Shareholders, shareholder proposals intended to be presented at that meeting must be received in writing by the Company on or before December 15, 2005. The inclusion of any such shareholder proposals in such proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act, including Rule 14a-8.

The Company must receive in writing any shareholder proposals intended to be considered at its 2006 Annual Meeting of Shareholders, but not included in the Company's proxy materials relating to that meeting, by February 28, 2006. Pursuant to Rule 14(a)-4(c)(1) under the Exchange Act, the proxy holders designated by an executed proxy in the form accompanying the Company's 2006 proxy statement will have discretionary authority to vote on any shareholder proposal that is considered at the Annual Meeting, but not received on or prior to the deadline described above.

All shareholder proposals should be sent via certified mail, return receipt requested, and addressed to Timothy M. Kohl, Secretary, Knight Transportation, Inc., 5601 West Buckeye Road, Phoenix, Arizona 85043.

OTHER MATTERS

The Board of Directors does not intend to present at the Special Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matters are properly brought before the Special Meeting or any adjournment thereof, the proxy holders named in the accompanying for of proxy will have discretionary authority to vote proxies on such matters in accordance with the recommendations of the Board of Directors, or, if no recommendations are given, in accordance with their judgment, unless the person executing any such proxy indicates that such authority is withheld.

Knight Transportation, Inc.
/s/ Kevin P. Knight
Kevin P. Knight Chairman of the Board and Chief Executive Officer

November 29, 2005

Appendix A

KNIGHT TRANSPORTATION, INC.
2005 EXECUTIVE CASH BONUS PLAN

ARTICLE I
PURPOSE

The purpose of the Plan is to provide annual incentives to certain officers and employees of the Company in a manner designed to reinforce the Company's performance goals; to link a significant portion of participants' compensation to the achievement of such goals; and to continue to attract, motivate, and retain key executives on a competitive basis, while seeking to preserve for the benefit, to the extent practicable, a tax deduction by the Company for payments of incentive compensation to such officers and employees through payment of qualified "performance-based" compensation within the meaning of Section 162(m)(4)(C) of the Code.

ARTICLE II
DEFINITIONS

The following terms have the meanings indicated unless a different meaning is clearly required by the context:

2.1.  "Board of Directors" means the Board of Directors of the Company.

2.2.  "Code" means the Internal Revenue Code of 1986, as amended.

2.3.  "Committee" means the Compensation Committee of the Board of Directors or a subcommittee thereof. The Committee at all times shall be composed of at least two (2) directors of the Company, each of whom shall be "outside directors" within the meaning of Section 162(m) of the Code and Treas. Reg. 1.162-27.

2.4.  "Company" means Knight Transportation, Inc. and its subsidiaries.

2.5.  "Negative Discretion" means the discretion authorized by the Plan to be applied by the Committee in determining the size of bonus amounts for a performance period if, in the Committee's sole judgment, such application is appropriate. Negative Discretion may only be used by the Committee to eliminate or reduce the size of a bonus amount. In no event shall any discretionary authority granted to the Committee by the Plan, including, but not limited to Negative Discretion, be used to: (a) grant bonus amounts for a performance period if the performance goal formula(s) for such performance period have not been attained under the applicable performance goal formula(s); or (b) increase bonus amounts over the level determined by application of the performance goal formula(s).

2.6.  "Participant" means an individual who participates in the Plan pursuant to Section 3.1

2.7.  "Plan" means this Knight Transportation, Inc. 2005 Executive Cash Bonus Plan, as amended from time to time.

ARTICLE III
PARTICIPATION

Participants in the Plan are those officers and employees of the Company who are designated by the Committee to participate in the Plan from time to time.

ARTICLE IV
PERFORMANCE GOALS

4.1.  With respect to the Company's fiscal year ending December 31, 2005, the Committee may grant an award under the Plan for any portion of the period beginning January 1, 2005, and ending December 31, 2005, and shall set one (1) or more objective or non-objective performance goals for each Participant for such performance period. Prior to the ninety-first (91st) day of each subsequent fiscal year of the Company, but no later than the expiration of the first twenty-five percent (25%) of any performance period of less than one (1) year, the Committee shall set one (1) or more objective performance goals for each Participant for such year or period, as the case may be. Such goals shall be expressed in terms of the attainment of specified levels of one (1) or any variation or combination of the following: revenues (including, without limitation, measures such as revenue per mile (loaded or total) or revenue per tractor), net revenues, fuel surcharges, accounts receivable collection or days sales outstanding, measures based on the Company's "economic engine" identified from time-to-time in the Company's strategic plan, cost reductions and savings (or limits on cost increases), safety and claims (including, without limitation, measures such as accidents per million miles and number of significant accidents), operating income, operating ratio, income before taxes, net income, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted net income, earnings per share, adjusted earnings per share, stock price, working capital measures, return on assets, return on revenues, debt-to-equity or debt-to-capitalization (in each case with or without lease adjustment), productivity and efficiency measures (including, without limitation, measures such as driver turnover, trailer to tractor ratio, and tractor to non-driver ratio), cash position, return on shareholders' equity, return on invested capital, cash flow measures (including, without limitation, free cash flow), market share, shareholder return, economic value added, number of operations centers, number of new operations centers, or completion of acquisitions (either with or without specified size). In addition, the Committee may establish, as an additional performance measure, the attainment by a participant in the Cash Bonus Plan of one or more personal objectives and/or goals that the Committee deems appropriate, including but not limited to implementation of Company policies, negotiation of significant corporate transactions, development of long-term business goals or strategic plans for the Company, or the exercise of specific areas of managerial responsibility. Each goal may be expressed on an absolute and/or relative basis with respect to one or more peer group companies or indices, may include comparisons with past performance of the Company (including one or more divisions thereof, if any) and/or the current or past performance of other companies.

4.2.  Except as otherwise provided herein, the measures used in performance goals set under the Plan shall be determined in accordance with generally accepted accounting principles ("GAAP") and in a manner consistent with the methods used in the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, without regard, however, to any of the following unless otherwise determined by the Committee consistent with the requirements of Section 162(m)(4)(C) of the Code and the regulations thereunder:

(a)  all items of gain, loss, or expense for the fiscal year that are related to special, unusual or non-recurring items, events or circumstances affecting the Company or the financial statements of the Company;

(b)  all items of gain, loss, or expense for the fiscal year that are related to (i) the disposal of a business or discontinued operations or (ii) the operations of any business acquired by the Company during the fiscal year; and

(c)  all items of gain, loss, or expense for the fiscal year that are related to changes in accounting principles or to changes in applicable law or regulations.

4.3.  To the extent any performance goals are expressed using any earnings or revenue-based measures that require deviations from GAAP, such deviations shall be at the discretion of the Committee.

4.4.  Following the completion of a performance period, the Committee shall meet to review and certify in writing whether, and to what extent, the performance goal formula(s) for the performance period have been achieved and, if so, to also calculate and certify in writing the bonus amounts earned for the period based upon such performance goal formula(s). The Committee shall then determine the actual size of each Participant's bonus amount for the performance period and, in so doing, shall apply Negative Discretion, if and when it deems appropriate.

4.5.  In determining the actual size of each Participant's bonus amount bonus amount for a performance period, the Committee may reduce or eliminate the amount of the bonus earned under the performance goal formula(s) for the performance period through the use of Negative Discretion, if in its sole judgment, such reduction or elimination is appropriate.

4.6.  No Participant shall have any vested right or claim of any kind to participate in or receive any bonus under the Plan unless and until the Committee has (a) certified that the performance goal formula(s) for the performance period have been achieved, (b) calculated and certified in writing the bonus amounts earned for the period based upon such performance goal formula(s); and (c) determined the actual size of such Participant's bonus amount bonus in accordance with this Article IV.

ARTICLE V
BONUS AWARDS

5.1.  At the time that annual performance goals are set for Participants, the Committee shall establish a maximum award opportunity for each Participant for the performance year or any period of less than one (1) year. The maximum award opportunity shall be related to the Participant's base salary at the start of the performance year or such other period by a formula that takes account of the degree of achievement of the goals set for the Participant.

5.2.  The maximum award paid to a Participant in respect of a particular fiscal year shall in no event exceed $2 million.

5.3.  Bonuses determined under the Plan shall be paid to Participants in cash within two and one-half (2 1/2) months after the end of the performance period for which such bonuses are earned; provided, however, that no such payment shall be made until the Committee has certified (in the manner prescribed under applicable regulations under Section 162(m) of the Code) that the performance goals and any other material terms related to the award were in fact satisfied; and provided further that the timing of any such payment may be deferred pursuant to an agreement between the Company and a Participant.

5.4.  In the event of the death of a Participant after the end of a fiscal year and prior to any payment otherwise required pursuant to Section 5.3 hereof, such payment shall be made to the designated beneficiary of the Participant or, if no beneficiary shall have been designated, the representative of the Participant's estate.

5.5.  The Committee shall have the absolute discretion to determine amounts payable under the Plan in the event of the death, disability, retirement, or other termination of employment of a Participant during a fiscal year, subject to the terms of any bonus arrangements agreed to by the Company and the

Participant pursuant to a written agreement or otherwise. Such discretion shall include, without limitation, the right to award a pro-rated bonus to a Participant for the fiscal year in which death, disability, retirement, or other termination of employment occurs.

5.6.  The right of a Participant or of any other person to any payment under the Plan shall not be assigned, transferred, pledged, or encumbered in any manner, and any attempted assignment, transfer, pledge, or encumbrance shall be null and void and of no force or effect.

ARTICLE VI
ADMINISTRATIVE PROVISIONS

6.1.  The Plan shall be administered by the Committee. The Committee shall have full, exclusive, and final authority in all determinations and decisions affecting the Plan and Participants, including sole authority to interpret and construe any provision of the Plan, to adopt such rules and regulations for administering the Plan as it may deem necessary or appropriate under the circumstances, and to make any other determination it deems necessary or appropriate for the administration of the Plan. Decisions of the Committee shall be final and conclusive, and binding on all parties. All expenses of the Plan shall be borne by the Company.

6.2.  No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company or its affiliates to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees, which fees shall be paid as incurred) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of or in connection with any action, omission, or determination relating to the Plan, unless, in each case, such action, omission, or determination was taken or made by such member, director, or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

ARTICLE VII
MISCELLANEOUS

7.1  The Plan was adopted by the Board of Directors effective August 19, 2005, and will be effective commencing with bonuses payable in respect of the Company's fiscal year ending December 31, 2005.

7.2.  The Board of Directors may at any time amend the Plan in any fashion or terminate or suspend the Plan, provided that (a) no amendment shall be made which would cause bonuses payable under the Plan to fail to qualify for the exemption from the limitations of Section 162(m) of the Code provided in Section 162(m)(4)(C) of the Code and (b) no such action shall adversely affect a Participant's rights under the Plan with respect to bonus arrangements agreed to by the Company and the Participant, pursuant to a written agreement or otherwise, before the date of such action, without the consent of the Participant.

7.3.  The Plan shall be governed by and construed in accordance with the internal laws of the State of Arizona applicable to contracts made, and to be wholly performed, within such State, without regard to principles of choice of laws. After December 31, 2005, the Plan shall be construed and administered in such a manner as will cause bonuses payable under the Plan to qualify, to the extent practicable, for the exemption from the limitations of Section 162(m) of the Code provided in Section 162(m)(4)(C) of the Code and in the rules and regulations promulgated thereunder.

7.4.  All amounts required to be paid under the Plan shall be subject to any required federal, state, local, and other applicable withholdings or deductions.

7.5.  Nothing contained in the Plan shall confer upon any Participant or any other person any right with respect to the continuation of employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation payable to the Participant from the rate in effect at the commencement of a fiscal year or to otherwise modify the terms of such Participant's employment. No person shall have any claim or right to participate in or receive any award under the Plan for any particular fiscal year or any part thereof.

7.6.  The Company's obligation to pay a Participant any amounts under the Plan shall be subject to setoff, counterclaim or recoupment of amounts owed by a Participant to the Company.

7.7.  Subject to the right of a party to seek injunctive relief, as provided herein (which right shall not be subject to arbitration), if a dispute arises out of or related to the Plan or any benefit or bonus payable under the Plan, the dispute shall be referred to arbitration in accordance with the National Rules for Resolution of Employment Disputes (including Mediation and Arbitration Rules) of the American Arbitration Association ("AAA") (the "Employment Dispute Rules"). Arbitration shall occur in Phoenix, Arizona. A dispute subject to the provisions of this Section 7.7 will exist if either party notifies the other party in writing that a dispute subject to arbitration exists and states, with reasonable specificity, the issue subject to arbitration (the "Arbitration Notice"). The parties agree that, after the issuance of the Arbitration Notice, the parties will try in good faith to resolve the dispute by mediation in accordance with the Employment Dispute Rules between the date of the issuance of the Arbitration Notice and the date the dispute is set for arbitration. If the dispute is not settled by the date set for arbitration, then any controversy or claim arising out of the Plan shall be resolved by binding arbitration and judgment upon any award rendered by arbitrator(s) may be entered in a court having jurisdiction. If only one person is serving as mediator or arbitrator under the Plan, he or she shall be an attorney who has at least ten (10) years experience in employment or labor law (or if a panel of three arbitrators is selected, at least two of the three arbitrators shall be attorneys who have at least ten (10) years experience in employment or labor law), unless the parties agree otherwise. Arbitrators shall be selected in accordance with the selection procedures of the AAA. Payment of mediators' or arbitrators' fees and costs, shall be paid initially by the Company, but shall be subject to recovery if the Company is the prevailing party. If any claim or dispute involves an amount in excess of Five Hundred Thousand Dollars ($500,000.00), either party may require that the matter be heard by a panel of three (3) arbitrators; otherwise, all matters subject to arbitration shall be heard and resolved by a single arbitrator. The arbitrator shall have the same power to compel the attendance of witnesses and to order the production of documents or other materials and to enforce discovery as could be exercised by a judge of the Superior Court of the State of Arizona under the Arizona Rules of Civil Procedure; provided that such discovery shall be concluded within one hundred twenty (120) days after the date the arbitration proceedings commence (excluding any period the parties are in mediation). The Company agrees, and each Participant shall be deemed to agree by his or her participation in the Plan, that this Section 7.7 is subject to the Federal Arbitration Act (9 U.S.C. § 1, et seq. (the "Act")) for purposes of determining the validity and enforceability of this arbitration provision and the Act's preemption of any contrary provision of state law which might otherwise render the agreement to arbitrate unenforceable. The Company agrees, and each Participant shall be deemed to agree by his or her participation in the Plan, that the Act shall be applicable and expressly intend that all disputes or other matters arising under this Agreement (other than as expressly excepted herein) shall be subject to arbitration, under the Act, without regard to any contrary law. The Company agrees, and each Participant shall be deemed to agree by his or her participation in the Plan, voluntarily and knowingly to waive any right to object to arbitration under this Agreement. Any arbitrator shall, except for application of the Act, which the Company agrees, and each Participant shall be deemed to agree by his or her participation in the Plan, shall be applicable for the purpose of determining the validity and enforceability of this agreement to arbitrate, apply the substantive law of the State of Arizona and any applicable federal law. The arbitrator shall have the same power to grant any relief or remedy as a judge of the Superior Court of the State of Arizona could grant. Arbitration shall not be required of any party who seeks a temporary restraining order, preliminary injunction or other equitable relief in order to preserve the status quo or prevent irreparable harm from occurring. The Company agrees, and each Participant shall be deemed to agree by his or her participation in the Plan, that arbitration is a material provision of this Agreement and is agreed to in consideration of the benefits provided herein. The Company agrees, and each Participant shall be deemed to agree by his or her participation in the Plan, that no award may be made under this Agreement based on any claim for punitive, exemplary or consequential damages.

* * * * * * * * * *

The Plan has been adopted by a Special Compensation Committee of the Board of Directors of the Company consisting of the undersigned members of the Board of Directors. Though a member of the Committee, Mark Scudder voluntarily recused himself from all proceedings of the Committee and the Special Compensation Committee with respect to the approval of the Plan Plan in order to assure that the Plan is approved by an independent committee of the Board of Directors, as contemplated by Section 162(m) of the Internal Revenue Code of 1986, as amended, and Treas. Reg. 1.162-27. Each of the undersigned members of the Special Compensation Committee is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and Treas. Reg. 1.162-27.

IN WITNESS WHEREOF, the undersigned members of the Special Compensation Committee have adopted the Plan effective as of August 19, 2005.

/s/ Kathy Munro
Kathy Munro

/s/ G. D. Madden
G. D. Madden

Appendix B

KNIGHT TRANSPORTATION, INC.
AMENDED AND RESTATED 2003 STOCK OPTION PLAN

Article 1.
History and Purpose

1.1    History. Knight Transportation, Inc. (the "Company" or "Knight") has maintained a stock option plan for the benefit of officers, employees and directors since 1994. Grants under all prior plans have been broad-based and have been designed to align the interest of employees of the Company receiving grants with those of the Company's shareholders. On February 6, 2003, the Board of Directors of the Company (the "Board") approved the termination of all further stock grants under the Company's Amended and Restated Stock Option Plan adopted February 10, 1998 (the "1998 Plan"), effective as of May 31, 2003, subject to the Company's shareholders approval of the 2003 Plan, as hereinafter defined. As amended, the 1998 Plan permitted any issued and outstanding option grants to continue in force and effect in accordance with their terms, but no further options or stock grants were to be made under the 1998 Plan if the Company's shareholders approved the 2003 Plan. The Board also adopted, effective as of June 1, 2003, the Knight Transportation, Inc. 2003 Stock Option Plan (the "Plan" or the "2003 Plan"), subject to approval by the Company's shareholders at its annual meeting held in May, 2003. The Plan was approved by the Company's shareholders on May 21, 2003. The Plan was subsequently amended on March 3, 2005, to eliminate the grant of any NSO at less than fair market value and to include arbitration provisions. The Plan was further amended as of May 26, 2005, to increase the number of shares available for Stock Grants from 1,500,000 to 4,000,000 shares of Stock. The Plan was further amended as of August 3, 2005, subject to shareholder approval, to limit to 650,000 the maximum number of shares of Stock subject to Stock Grants to a single individual in a calendar year, beginning with the calendar year ending December 31, 2005, to make certain administrative changes, and to restate the Plan in its entirety.

This document sets forth the terms of the Plan, including, without limitation, the number of shares of Stock that are reserved for grants under the Plan and all other terms and conditions applicable to the Plan. This Plan and any options or rights granted hereunder are subject to approval by the Company's shareholders. A Special Meeting of Shareholders is to be held in 2005 for shareholders to approve this Plan.

1.2    Purpose. The Plan has been adopted to: (a) provide certain key employees of the Company (as defined below) with an opportunity to purchase the common stock of Knight as an incentive to continue employment with the Company and to work for the long-term growth, development, and financial success of the Company; (b) attract qualified independent directors by providing the automatic grant of certain nonqualified stock options to independent directors upon their appointment to the Board; and (c) attract, motivate, and retain the services of critical employees of the Company and its subsidiaries and reward such employees by the issuance of Stock Grants so that these employees will contribute to and participate in the long-term performance of the Company.

Article 2.
Definitions

2.1    Defined Terms. The following terms shall have the meanings set forth below, unless context otherwise requires:

"Beneficiary" means the person or persons designated by a Participant as his beneficiary.

"Board of Directors" or "Board" means the Board of Directors of Knight.

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

"Committee" means the Compensation Committee of the Board of Directors, which shall be appointed in accordance with the procedures described in Article 7.

"Company" means Knight and any subsidiary of Knight that is treated as a "subsidiary" under section 425 of the Code.

"Effective Date" means June 1, 2003, which shall be the date this Plan is effective, subject only to Section 8.19.

"Knight" means Knight Transportation, Inc an Arizona corporation, and its successors in interest.

"ISO" means an incentive stock option granted a Participant under Article 5 of this Plan and which qualifies as an incentive stock option under section 422 of the Code. To the extent this Plan has authorized the Committee to grant ISOs, this Plan shall be interpreted and construed so as to qualify as an incentive stock option plan under Section 422 of the Code and the regulations thereunder.

"Independent Director" means a director of the Company who is not an officer, employee or 10% shareholder of the Company.

"Independent Directors Plan" means the Independent Directors Automatic Stock Option Plan set forth in Article 6.

"NSO" means any option granted under this Plan that is not an ISO.

"Participant" means any employee or independent director of the Company who has been selected by the Committee to participate in the Plan.

"Plan" means the Knight Transportation, Inc. 2003 Stock Option Plan, effective as of June 1, 2003, as amended and restated hereby.

"Plan Year" means the calendar year.

"Restricted Stock Grant" means the right granted a Participant to purchase Restricted Stock at a price determined by the Committee, and subject to such restrictions and conditions as may be determined by the Compensation Committee.

"Restricted Stock" means stock sold to a Participant pursuant to a Restricted Stock Grant.

"Stock" means the common stock of Knight, par value $0.01 per share,

"Stock Option" means any ISO or NSO granted to a Participant under this Plan, which is evidenced by a writing executed by the Participant and by an authorized member of the Committee

"Stock Grant" means the award of a Stock Option or a Restricted Stock Grant made under' Article 5 or Article 6 of this Plan.

"Stock Grant Agreement" means the written Agreement between the Company and a Participant evidencing a Stock Grant.

Article 3.
Shares Reserved for Grants; Adjustment to Shares

3.1    Shares Reserved For Stock Grants. There are reserved and available for the Stock Grants pursuant to all provisions of this Plan 4,000,000 shares of the Company's authorized but unissued Stock, less those shares of Stock subject to Stock Grants made since June 1, 2003, plus any share adjustments authorized by this Plan. Of the total number of shares reserved for Stock Grants under this Plan, 100,000 shares of Stock are reserved for Stock Grants made under the Independent Directors Plan set forth in Article 6. The balance of the Shares are reserved for Stock Grants awarded under any other provision of this Plan; provided, however, that in no event shall the aggregate number of shares of Stock subject to all Stock Grants made under this Plan since inception exceed 4,000,000 shares of Stock, adjusted as described in Section 3.2, below.

3.2    Adjustment to Shares. The aggregate number of shares of Stock which may be issued pursuant to Stock Grants made under this Plan shall be automatically adjusted, without further action by the Board or the shareholders of the Company, to reflect changes in the capitalization of the Company, such as stock dividends, stock splits, reverse stock splits, subdivisions, reorganizations or reclassification, or any similar recapitalization that affects or modifies the number of shares of Stock issued and outstanding at any time. The adjustment of shares of Stock reserved for Stock Grants under this Section shall not cause shares of Stock subject to a Stock Grant Agreement to be automatically adjusted, unless the Stock Grant Agreement specifically requires such an adjustment.

3.3    Number of Stock Grants; Partial Exercise. More than one Stock Grant may be made to the same Participant, and Stock Grants may be subject to partial exercise, as the Committee may in its discretion determine. If any Stock Grant made under this Plan expires or is terminated without being exercised, or after being partially exercised, the shares of Stock allocated to the unexercised portion of a Stock Grant shall revert to the pool of shares reserved in Section 3.1 and shall again be available for Stock Grants made under this Plan.

Article 4.
Plan Eligibility

4.1    General. The Committee, subject to the following limitations, shall from time to time designate from among the Company's employees those persons who will be Participants in this Plan, subject to the following rules:

4.2    Stock Option Plan. Only full-time employees of the Company, who, in the sole judgment of the Committee, (i) are qualified by position, training, ability, and responsibility to contribute substantially to the progress of the Company; and (ii) have a material, positive effect on the results of the operations of the Company; or (iii) are key employees or critical line employees (as determined by the Committee, in its discretion), shall be eligible to participate in the Plan described in Article 5.

4.3    Independent Directors Plan. Independent Directors of the Company shall be automatically eligible to participate in the Independent Directors Plan described in Article 6.

Article 5.
Stock Option Plan

5.1    Award of Stock Grant. The Committee may award Stock Grants to a Participant in the form of Stock Options, including, without limitation, "ISOs," "NSOs," or Restricted Stock Grants under this Article 5, or any combination thereof. At the time a Stock Grant is awarded under this Article 5, the Committee shall designate the number of shares of Stock subject to the grant and indicate whether such grant is an ISO, NSO or a Restricted Stock Grant.

5.2    ISOs. The following rules shall apply to any Stock Options granted as ISOs, in addition to any other provisions of this Plan that may be applicable.

(a)    Fair Market Value of ISO. The aggregate fair market value of Stock subject to an ISO granted under this Article 5 (determined without regard to this Section 5.2) exercisable for the first time by any Participant during any calendar year (under all plans of the Company) shall not exceed $100,000. The preceding sentence shall be applied by taking ISOs into account in the order in which they were granted hereunder. If any ISO is granted that exceeds the limitations of this Section 5.2 at the first time it is exercisable, it shall not be invalid, but shall constitute, and be treated as, an NSO to the extent of such excess. For purposes of this Plan, the fair market value of the Stock subject to any ISO shall be determined by the Committee without regard to any restriction other than a restriction which, by its terms, will never lapse

(b)    Disposition of ISO Stock. No Stock issued in connection with a Participant's exercise of an ISO that is disposed of by the Participant within two years after the date the option is granted or within one year after the date such Stock is issued to the Participant will remain eligible for treatment as an ISO; provided, however, unless otherwise provided in the Stock Grant Agreement, these holding periods shall not apply if the Stock Option is exercised after the death of a Participant by the estate of such Participant, or by a person who acquired the right to exercise such option by bequest or inheritance or by reason of the death of a deceased Participant.

(c)    Insolvent Participants. A disposition of Stock described in Section 422(c)(3) of the Code, which was acquired pursuant to the exercise of an ISO, shall not constitute a disposition of Stock in violation of Section (b) of this Article 5.

(d)    Construction. Any ISO granted under this Plan shall be construed to meet the requirements of Section 422 of the Code and the regulations thereunder.

5.3    Option or Purchase Price.

(a)    A Stock Option shall state the exercise price of the option, which, in the case of an ISO, shall not be less than 100% of the fair market value of the optioned Stock on the date the ISO is granted, as provided below. Any Restricted Stock Grant shall state the price at which the Restricted Stock may be purchased. In the case of a Participant who, at the time the ISO is granted, owns shares of Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary), the exercise price of such ISO shall be not less than 110% of the fair market value of Stock on the date the option is granted, and, in no event, shall such option be exercisable after the expiration of five years from the date such option is granted.

(b)    The exercise price of an NSO, the purchase price under a Restricted Stock Grant, or the exercise price of any Stock Option granted to a director under Article 6 shall not be less than 100% of the fair market value of a share of the Stock as of the date of grant.

(c)    For purposes of this Plan, the fair market value of a share of Stock (the "Fair Market Value") shall equal the closing price of such Stock on the date of grant, as reported by the New York Stock Exchange ("NYSE"). If for any reason the closing price is not available, then the Fair Market Value of a share of Stock may be determined as the mean of the highest and lowest quoted selling prices for such Stock on the date preceding the date of grant, as reported by the NYSE. If for any reason the Company's Stock is not publicly traded on a national securities market, or not listed on the NYSE, the Committee shall evaluate all factors which the Committee believes are relevant in determining the Fair Market Value of a share of Stock and, the Committee, in good faith in exercising its business judgment, shall establish the Fair Market Value of the Stock as of the date an option is granted.

(d)    Stock Grants, once made, shall not be repriced.

5.4    Limitation on Period in Which to Grant or Exercise Options. No ISO shall be granted under this Plan more than 10 years after the earlier of (i) the date the Plan is initially adopted by the Board or (ii) the date the Plan is approved by the shareholders of the Company. Any Stock Grant, other than an ISO, made under the Plan may be exercised within any reasonable term and may be granted any time prior to the termination or expiration of the Plan. In no event shall an ISO granted under this Plan be exercised after the expiration of 10 years from the date such ISO is granted. Any provision of this Plan to the contrary notwithstanding, the Committee may, in its sole discretion, grant any Participant an NSO which, if provided in the Stock Grant Agreement, may be exercised after the termination of the Participant's employment with the Company

Article 6.
Independent Directors’ Plan

6.1    Automatic Grant; Annual Compensation; Forfeiture. Any Independent Director appointed to the Board after September 1, 1995, shall automatically receive an NSO for 2,500 shares of the Company's Stock; the exercise price of such Stock Option shall be 100% of the fair market value of the Company's Stock as of that date. In addition, for calendar years beginning after December 31, 2004, Independent Directors will receive an NSO for not more than 2,000 shares of Stock, as described in the next sentence, for service as an Independent Director. Each such Stock Grant shall be made on June 1 of each calendar year, beginning on June 1, 2005, and continuing on the same day of each year thereafter, for each person who is an Independent Director on that date and has served for the past twelve (12) months. The actual number of shares of Stock for any Stock Grant made under the preceding sentence shall be fixed by the Compensation Committee of the Board during the fourth quarter of the calendar year that precedes that year in which the Stock Grant is made. Until modified by the Compensation Committee, the amount of the NSO Stock Grant shall be 1,000 shares of Stock. Each Independent Director who, as of December 31, 2002, has served as an Independent Director for at least three calendar years, shall also be entitled to an NSO grant of 1,000 shares of Stock for service previously rendered to the Company; such option shall be issued on June 1, 2003, and the exercise price shall be the fair market value of the Company's Stock as of that date, as provided in Section 5.3(b) above. Any NSO granted to an Independent Director (other than the NSO grant for 1,000 shares described in the preceding sentence) will be forfeited if the director resigns within one year of the date of the grant of such NSO.

6.2    Termination of Independent Director Option. Except as otherwise provided in any written agreement between the Company and the Independent Director, any NSO granted hereunder will expire on the earlier of (i) ten years after the date of grant; (ii) one year after such independent director terminates his services as a director of the Company; (iii) the expiration date stated in the Stock Grant Agreement (as this term is defined in the Plan); or (iv) any earlier date provided in this Article 6. An Independent Director may also elect to receive the director fees in Stock of the Company, as provided in Section 6.5.

6.3    Holding Period.  Any Stock Grant made to an Independent Director may not be exercised for at least seven months following the date such Stock Option is granted.

6.4    Existing Options. All Stock Grants made by the Company to Independent Directors, including options issued prior to the date hereof, shall be subject to the terms and conditions of this Article 6. All Stock Grants made to an Independent Director shall be made at the Fair Market Value of the Stock, as of the date of the grant.

6.5    Payment of Director's Fees in Stock. With the consent of the Independent Director, the Company may pay the director's fees due any Independent Director in Stock of the Company. In such event, the Company shall grant to each consenting Independent Director on February 15 and August 15 of each calendar year the number of shares of Company Stock (disregarding any fraudulent shares) equal to the director's fees due such Independent Director as of the preceding December 31 and June 30, respectively, based on the Fair Market Value of the Company's Stock, as provided in Section 5 3(b) above, as of the trading day preceding each such February 15 and August 15.

Article 7.
Administration

7.1    Compensation Committee. This Plan shall be administered by the Committee. The Committee shall serve at the pleasure of the Board, and the Board may, from time to time, remove members from, or add members to, the Committee. The Committee shall include a minimum of two Independent Directors. Vacancies on the Committee, however caused, shall be filled by the Board. No member of the Committee shall participate in or take any action with respect to any Stock Grant made with respect to such member, except as otherwise provided herein. The Committee may appoint delegates to act for and on its behalf. The Committee shall select one of its members as Chairman and shall hold meetings at such times and places as the Committee may determine. A majority of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be valid acts of the Committee No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any option granted hereunder.

7.2    Administration of the Plan.

(a)    The Committee may adopt rules and procedures for administration of the Plan, to the extent such rules and procedures are not inconsistent herewith. Subject to the provisions of this Plan, the Committee shall have the sole, final, and conclusive discretion and authority to construe and interpret the Plan, including, without limitation, authority to determine:

(1)    Those employees who will become Participants and the terms and conditions of their eligibility;

(2)    The nature and amount of such Stock Giants;

(3)    All terms and conditions of each Stock Grant, including, without limitation:

(i)  The number of shares of Stock for which a Stock Grant is made;

(ii)  Subject to the limitations set forth in this Plan, the price to be paid for Stock upon exercise of a Stock Grant;

(iii)  The terms and conditions of the exercise;

(iv)  The terms of payment of the exercise price of a grant;

(v)  Any conditions to which the grant or its exercise may be subject;

(vi)  Any vesting or forfeiture provisions applicable to any Stock Grant; and

(vii)  Any restrictions or limitations placed on Stock issued pursuant to the exercise of a Stock Grant.

(b)    The Committee may provide that any Stock Grant may be exercised as a "cashless" Stock Grant, including any arrangement whereby any dealer associated with the National Association of Securities Dealers, upon an irrevocable election by a Participant to exercise any Stock Grant, either (i) commits to loan the Participant the exercise price of the stock and forwards it to the Company, or (ii) establishes a margin commitment with the Participant to pay the exercise price of the Stock Grant to the Company, except to the extent any such arrangement is prohibited by the Sarbanes Oxley Act of 2002 and the Securities and Exchange Act of 1934.

(c)    Any provision of this Plan to the contrary notwithstanding, subject to the overall limitation of Section 3.1 on shares of Stock that are reserved for the issuance of Stock Grants under the Plan, the maximum number of shares of Stock issuable with respect to Stock Grants awarded to any Participant during any calendar year, beginning with calendar year 2005, shall not exceed, in the aggregate, 650,000 shares of Stock. The maximum number of shares of Stock issuable with respect to Stock Grants awarded to any Participant during any calendar year under this Section 7.2(c) shall be subject to adjustment as provided in Section 3.2 for stock dividends, stock splits, reserve stock splits and similar transactions.

Article 8.
General Provisions

8.1    Grant Agreement. Each Stock Grant made under this Plan shall be evidenced by a Stock Grant Agreement and shall be executed by the Company and the Participant. The Stock Grant Agreement shall contain any terms and conditions required by this Plan and such other terms and conditions as the Committee, in its sole discretion, may require, including, without limitation, restrictions on the transferability of any Stock which are not inconsistent with the Plan.

8.2    Mergers or Consolidations. If the Company at any time dissolves or undergoes a reorganization, including, without limitation, a merger or consolidation with any other organization, in any manner or form whatsoever, and the Company is not the surviving organization and the surviving organization does not agree to assume the options granted pursuant to this Plan or to substitute options in place thereof, the Stock Grants made under this Plan may be terminated, subject to the procedures set forth in this Article 8. Prior to any termination of this Plan or the Stock Grants made hereunder, each Participant holding an outstanding Stock Grant not yet exercised shall be notified of such termination and shall be provided a reasonable period of not less than fifteen (15) days in which to exercise such Stock Option prior to its termination, to the extent such option is then exercisable. The Committee may, in its sole discretion, prescribe such terms and conditions as the Committee deems appropriate and authorize the exercise of such

Stock Grants with respect to all shares of Stock covered in the event of a merger or consolidation. Any Stock Grant not exercised in accordance with such prescribed terms and conditions shall terminate as of the date specified by the Committee, and simultaneously, the Plan itself shall be terminated without further order of the Company or the Board of Directors.

8.3    Termination of Employment. Except as provided in Sections 5.4, 6, or as otherwise permitted by this Plan (or any Stock Grant Agreement), any Stock Grant made pursuant to this Plan shall immediately terminate upon a Participant's termination of employment with the Company, unless such termination of employment occurs by reason of the death or retirement (including early retirement, if approved by the Committee) of the Participant, or on account of the permanent and total disability of the Participant (as such term is defined in Section 22(e)(3) of the Code and the regulations therein). Upon retirement (including early retirement), a Participant (or the administrator or conservator of the Participant's estate) may, subject to Section 5 of the Plan, exercise any Stock Grant in full within three months of retirement or, if the Participant retired or terminated employment on account of "permanent and total disability" (as that term is defined in Section 22(e)(3) of the Code), within one year of retirement. If a Participant dies while in the employment of the Company or within three months after retirement, the Participant's personal representative or other person who acquires the right to exercise such Stock Grant by bequest, inheritance, or by reason of the death of the deceased Participant, may, subject to Section 5.4 of the Plan or any contrary provision of the Stock Grant Agreement, exercise the option in full within one year from the date of the Participant's death; provided that if such exercise period would disqualify an ISO as an incentive stock option under Section 422 of the Code, the Stock Option shall be treated as an NSO.

8.4    Payment for Stock. The exercise price for any shares of Stock acquired through the whole or partial exercise of any Stock Grant shall be paid in full in cash or immediately available funds, or in Stock with a current market value equal to all or a part of the exercise price, or both.

8.5    Compliance With Applicable Laws and Regulations. Stock Grants made under this Plan shall contain such provisions with respect to compliance with applicable federal and state law as the Committee, with the advice of the Company's counsel, may deem appropriate, including, without limitation, any provision necessary to comply with state or federal securities laws.

8.6    No Right to Employment. Designation of an employee as a Participant in this Plan for any purpose shall not confer on the employee the right to continue in the employment of the Company or any right to receive a Stock Grant for any Plan Year.

8.7    Taxes. A Participant shall be responsible for paying any taxes with respect to a Stock Grant. The Company is hereby authorized to deduct any taxes that may be applicable from the dollar value of any Stock Grant to a Participant, including, without limitation, FICA, FUTA, and any required income tax withholding, and the Company may effect any such withholding by reducing the number of shares of Stock acquired upon the exercise of Stock Grants by the amount of such FICA, FUTA, or other tax liability, or may make other reasonable arrangements for the payment of any such tax liability.

8.8    Expenses. All expenses incurred in connection with the administration of this Plan shall be borne by the Company, except as any Stock Grant Agreement may otherwise provide.

8.9    Unfunded Benefits. Nothing in this Plan shall be construed as requiring the Company to establish a trust or to find this Plan, or to create a trust of any kind or any fiduciary relationship between the Company and any Participant, employee or Beneficiary.

8.10    Transferability. Except as otherwise expressly permitted by this Plan, no Stock Grant made under this Plan shall be transferable by the Participant other than by will or by the laws of descent and distribution. During a Participant's lifetime, a Stock Grant made hereunder shall be exercisable only by the Participant and only if at all times during the period of time beginning on the date the Stock Grant is made and ending on the day three months (or one year, in the case of an employee or Independent Director who retires on account of becoming "permanently and totally disabled" within the meaning of that term under section 22(e)(3) of the Code) before the date of exercise of such Stock Grant, such Participant was an employee or director of the Company (or a corporation or a parent corporation or subsidiary corporation of a corporation assuming an option in a transaction to which section 424(a) of the Code applies).

8.11    Expiration Date of Plan. If not earlier terminated, this Plan shall expire on February 5, 2013. In no event shall any Stock Option be granted under this Plan after February 5, 2013. In no event shall any ISO be granted under this Plan after February 5, 2013.

8.12    Corporate Action. The issuance of a Stock Grant pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of any kind to its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets

8.13    Rights as a Shareholder. A Participant shall have no rights as a shareholder of the Company with respect to any shares of Stock subject to a Stock Grant made hereunder until the date of the issuance of a stock certificate to the Participant for such shares pursuant to such Stock Grant. Except as provided in Section 3..2, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distributions or other rights for which the record date precedes the date a stock certificate is issued to a Participant upon exercise of a Stock Grant.

8.14    Investment Purpose. Unless the Stock received pursuant to a Stock Grant issued under this Plan is registered with the Securities and Exchange Commission, or an exemption from registration is available, each Stock Grant is subject to the condition that the issuance of the Stock Grant and any Stock issued upon exercise of the Stock Grant is for investment purposes only, and not with a view to the subsequent resale or distribution of such Stock.

8.15    Investment Letter. Any Participant exercising a Stock Grant shall, as a condition to such exercise, execute and deliver to the Company an investment letter in such form as the Board or the Committee, with the advice of the Company's legal counsel, may from time to time require, unless legal counsel determines that such a letter is not required.

8.16    Termination or Amendment of the Plan. The Board may terminate, suspend, discontinue, modify or amend this Plan in any respect whatsoever, except that, without approval of the shareholders of the Company, no such revision or amendment shall change the number of shares of Stock of the Company subject to the Plan, change the designation of the class of employees eligible to receive options, decrease the price at which options may be granted or remove the administration of the Plan from the Committee. The preceding sentence notwithstanding, the Company may not terminate this Plan with respect to any issued and outstanding Stock Grant unless it gives the Participant notice of termination and not less than 15 days in which to exercise such Stock Grant, but only if such Stock Grant is then exercisable.

8.17    Application of Funds. The proceeds received by the Company from the sale of shares of Stock pursuant to the exercise of Stock Grants shall be used for general corporate purposes.

8.18    Obligation to Exercise Grant. A Stock Grant made hereunder shall impose no obligation on the Participant to exercise such grant.

8.19    Approval of Shareholders: Termination of Plan. This Plan is effective as of June 1, 2003. This Plan, as amended and restated hereby, is effective August 3, 2005, subject to the approval of the Company's shareholders prior to December 31, 2005. The Committee may cause Stock Grants to be made under the Plan, subject to the Plan being approved by the Company's shareholders within the period described above.

8.20    Governing Law. The Plan shall be governed by and construed under the laws of the State of Arizona.

8.21    Arbitration of Disputes. The Federal Arbitration Act applies and governs the arbitration provisions of the Plan. Any disputes between or among the Company (including its subsidiaries, affiliates, or successors) and Participants (collectively, the "Parties") with respect to the terms of the Plan, including, without limitation, the scope of this arbitration, shall be subject to arbitration pursuant to the rules of the American Arbitration Association governing commercial disputes. Arbitration shall occur in Phoenix, Arizona. Judgment on any arbitration award may be entered in any court having jurisdiction. A single arbitrator shall have the power to render a maximum award of $300,000. If any person asserts a claim in excess of $300,000, any party to the arbitration proceeding may request that the arbitration be heard by a panel of three (3) arbitrators and, if so requested, the arbitration decision shall be made by a majority of the three arbitrators. The Company shall pay the cost of arbitration, but if the Company is the prevailing party in the arbitration, the Company shall have the right to recover from the Participant all costs of arbitration. THE PARTIES SHALL EXPRESSLY AGREE TO ARBITRATION AND WAIVE ANY RIGHT TO TRIAL BY JURY EITHER PARTY MAY HAVE BY EXECUTING THE STOCK OPTION AGREEMENT. Nothing in the Plan or any Stock Grant Agreement between the Company and any Participant shall limit or restrict any self-help remedy, including, without limitation, any right of offset a Party may have. The Party prevailing in any arbitration shall be entitled to payment of all legal fees and costs (including court costs), and all costs of arbitration, regardless of whether such costs are recoverable under applicable law.

IN WITNESS WHEREOF, the foregoing amendment and restatement of the Plan was approved by the Board of Directors on August 3, 2005, and is executed by the undersigned officers of the Company, each being duly authorized to do so.

KNIGHT TRANSPORTATION, INC., an Arizona corporation
By:	/s/ Kevin P. Knight	By:	/s/ Timothy M. Kohl
	Kevin P. Knight, Chief Executive Officer		Timothy M. Kohl, Secretary and Chief Financial Officer

KNIGHT TRANSPORTATION, INC.
5601 West Buckeye Road
Phoenix, Arizona 85043

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 21, 2005

Wednesday, December 21, 2005, 8:30 a.m., Phoenix Time

By executing this Proxy, the shareholder constitutes and appoints the Chairman and Chief Executive Officer, Kevin P. Knight, and the President and Secretary, Timothy M. Kohl, and each of them, as proxies for the shareholder (or if only one proxy is present, that one shall have all power granted here), with full power of substitution, who may, and by a majority of such proxies, represent the shareholder and vote all shares of Common Stock which the shareholder is entitled to vote at the Special Meeting of Shareholders of Knight Transportation, Inc. to be held on December 21, 2005, at 8:30 a.m., Phoenix Time, at the offices of Ryley, Carlock & Applewhite, Phelps Dodge Tower, One North Central Avenue, Suite 1200, Phoenix, Arizona 85004, or at any adjournment thereof, on all matters described in the Notice and Proxy Statement for the Special Meeting dated November 29, 2005, as set forth below.

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As a Knight Transportation, Inc. Shareholder, you can view your shareholder account on a secured internet web site.

By accessing Investor Service DirectSM at www.melloninvestor.com, you can view your account profile, stock detail, and historical Knight Transportation, Inc. stock price information. You can also change your address.

In addition, you can use this site to consent to future access of Knight’s annual reports and proxy materials electronically via the internet.

Knight also provides access to shareholder information, including its annual report and proxy statement, through its web site at www.knighttrans.com.

Please mark your votes as indicated in this example	☒

1.   Proposal No. 1:    Approval of 2005 Executive Cash Bonus Plan.

Proposal to approve the Company's 2005 Executive Cash Bonus Plan, to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended.

☐	FOR approval of the Company’s 2005 Executive Cash Bonus Plan.
☐	AGAINST approval of the Company’s 2005 Executive Cash Bonus Plan.
☐	ABSTAIN.

2.      Proposal No. 2:    Approval of Amendment to 2003 Stock Option Plan and Approval and Ratification of Amended and Restated 2003 Stock Option Plan.
Proposal to amend the Company’s 2003 Stock Option Plan to comply with Section 162(m) of the Code, and to approve and ratify the Company's Amended and Restated 2003 Stock Option Plan, which incorporates all prior amendments to the 2003 Stock Option Plan.

☐	FOR approval of the proposed amendment to the Company’s 2003 Stock Option Plan and approval and ratification of the Amended and Restated 2003 Stock Option Plan.
☐	AGAINST approval of the proposed amendment to the Company’s 2003 Stock Option Plan and approval and ratification of the Amended and Restated 2003 Stock Option Plan.
☐	ABSTAIN.

3.  Other Action.  In their discretion, the proxies also are authorized to vote upon such matters as may properly come before the Special Meeting or any adjournments thereof.

Signature*: ___________________________________

Printed Signature: ___________________________________

Title: ____________________________________

Signature: ___________________________________

Title: ____________________________________

DATED: _______, 2005

* Signatures should conform to name in which you hold your shares.

Address Change? Indicate changes here:

__________________________________________________
__________________________________________________

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The shareholder acknowledges receipt of the Notice and Proxy Statement dated November 29, 2005, grants authority to any of said proxies, or their substitutes, to act in the absence of others, with all the powers which the shareholder would possess if personally present at such meeting, and hereby ratifies and confirms all that said proxies, or their substitutes, may lawfully do in the shareholder’s name, place, and stead.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF KNIGHT TRANSPORTATION, INC., AND THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF NO CHOICE IS SPECIFIED BY YOU, THIS PROXY WILL BE VOTED FOR PROPOSAL NO. 1 AND FOR PROPOSAL NO. 2.

Please mark, sign, date and return the Proxy Card promptly, using the enclosed envelope, which requires no postage when mailed in the United States.

Please sign above exactly as your name appears. When shares are held by joint tenants, both shall sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.